SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

               PURSUANT TO SECTION 13 OR 15(d) OF
              THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)   APRIL 28, 1998


                   MARCUS CABLE COMPANY, L.P.
             MARCUS CABLE OPERATING COMPANY, L.L.C.
                MARCUS CABLE CAPITAL CORPORATION
              MARCUS CABLE CAPITAL CORPORATION II
              MARCUS CABLE CAPITAL CORPORATION III
   (Exact name of registrants as specified in their charters)


DELAWARE           33-81088 & 33-67390 & 33-93808     75-2337471
DELAWARE                 33-81088-01                  75-2495706
DELAWARE                 33-67390-01                  75-2546077
DELAWARE                 33-81088-02                  75-2546713
DELAWARE                 33-93808-01                  75-2599586
(State or other   (Commission File Number)          (I.R.S. Employer
jurisdiction of                                     Identification No.)
Incorporation
or organization)


     2911 TURTLE CREEK BOULEVARD, SUITE 1300
               DALLAS, TEXAS                              75219-6257
          (Address of principal executive offices)        (Zip Code)

                         (214) 521-7898
      (Registrants' telephone number, including area code)





                         Page 1 of 112
                  Index to Exhibits on Page 9

ITEM 2. CHANGES IN CONTROL OF REGISTRANT

     In connection with the acquisition by Vulcan Cable, Inc. ("Vulcan") and Paul G. Allen of (i) the limited partner interests of Marcus Cable Company, L.P. (the "Company"), (ii) the limited partner interests of Marcus Cable Properties, L.P. ("MCPLP"), the Company's sole general partner, and (iii) the non-voting common stock of Marcus Cable Properties, Inc. ("MCPI"), the sole general partner of MCPLP (the "Acquisition") (which acquisition is described below under Item 5 of this Current Report on Form 8-K), Vulcan, Mr. Allen, and Jeffrey A. Marcus (in his individual capacity and as Trustee under a Voting Trust Agreement) and Nancy
C. Marcus (collectively, "Marcus") have entered into an Amended
Share Conversion and Put/Call Agreement (the "Put/Call Agreement") under which (x) Mr. Allen may acquire from Marcus all of the voting stock of MCPI under certain conditions upon the payment of a specified purchase price, (y) Mr. Allen may convert his MCPI non-voting common stock into 80% of the voting common stock of MCPI and
(z) Marcus may cause Mr. Allen to purchase their MCPI voting common stock under certain conditions for a specified purchase price.

     Unless and until any of the rights provided under the Put/Call Agreement are exercised, Marcus will continue to hold all of the voting common stock of MCPI. Mr. Allen has not made a determination as to whether or when he intends to exercise any of his rights under the Put/Call Agreement. For more information with respect to the Put/Call Agreement, please refer to such agreement, which has been filed as an exhibit to this report.

ITEM 5.  OTHER EVENTS

     On April 23, 1998, Vulcan and Mr. Allen completed the Acquisition. As previously reported, on April 6, 1998 the Company announced that Vulcan and Mr. Allen had entered into an agreement to effect such acquisition. For more information with respect to the Acquisition, please refer to the Purchase Agreement dated April 3, 1998, among the Company, Vulcan, Marcus Cable Properties, L.P., Marcus Cable Properties, Inc., Marcus and the other sellers listed on the signature pages thereto, which has been filed as an exhibit to this report.

     The Acquisition has resulted in the occurrence of a "change of control" under the indentures (collectively, the "Indentures") governing the 13 1/2% Senior Subordinated Guaranteed Discount Notes due August 1, 2004 (the "13 1/2% Notes"), the 11 7/8% Senior Debentures due October 1, 2005 (the "11 /7% Debentures") and the 14 1/4% Senior Discount Notes dues December 15, 2005 (the "14 1/4% Notes") issued by the Company and certain of its subsidiaries. As a result, the Company will be required to offer to repurchase such notes and debentures at a redemption price (i) in the case of the 13 1/2% Notes, of 101% of the Accreted Value (as defined in the Indenture governing such notes) thereof, (ii) in the case of the 11 7/8% Debentures, at a redemption price of 101% of the principal amount thereof plus accrued but unpaid interest to the date of purchase and (iii) in the case of the 14 1/4% Notes, at a redemption price of 101% of the Accreted Value (as defined in the Indenture governing such notes) thereof. However, all of such notes and debentures, as of the date of this Current Report on Form 8-K, are trading at prices substantially above such redemption prices. As a result, the Company does not expect that any of such notes or debentures will be tendered in response to such offers to purchase. The
Company believes that it will be able
to purchase any of the notes
or debentures so tendered. In addition, the Company's senior credit facility was amended in connection with the Acquisition to provide that the Acquisition did not constitute a "change of control" thereunder.

     In connection with the Acquisition, the Company has entered into a three-year Employment Agreement with Jeffrey A. Marcus (the "Marcus Employment Agreement"). The Marcus Employment Agreement provides that Mr. Marcus will serve as the Company's Chairman, President and Chief Executive Officer until a successor President and Chief Executive Officer (a "Successor CEO") is jointly selected by Vulcan and Mr. Marcus. It is anticipated that a Successor CEO will be selected within the next six months. Following the selection of such Successor CEO, Mr. Marcus will continue to serve as the Company's Chairman. The Marcus Employment Agreement generally permits Mr. Marcus to serve as a director or executive officer of other businesses. The Marcus Employment Agreement provides for certain adjustments to Mr. Marcus' employment terms upon the employment of a Successor CEO.

     Also, in connection with the Acquisition, the Company has entered into a two-year Employment Agreement with Thomas P.
McMillin pursuant to which Mr. McMillin will serve as the Company's Executive Vice President and Chief Financial Officer.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

21.1 Amended Share Conversion and Put/Call Agreement dated as of
     April 23, 1998, among Vulcan Cable, Inc., Paul G. Allen,
     Jeffrey A. Marcus (in his individual capacity and as Trustee under a Voting Trust Agreement) and Nancy C. Marcus.

21.2 Purchase Agreement dated April 3, 1998, among Marcus Cable
     Company, L.P., Marcus Cable Properties, L.P., Marcus Cable
     Properties, Inc., Vulcan Cable Inc. and the sellers listed on the signature pages thereto.

                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants have duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

               MARCUS CABLE COMPANY, L.P.
               (Registrant)

               By:  Marcus Cable Properties, L.P., its general
                    partner,

                    By:  Marcus Cable Properties, Inc., its
                         general partner,

April 28, 1998           By:  /s/ Jeffrey A. Marcus
                              Jeffrey A. Marcus
                         Its: President, Chief Executive Officer
                              and Sole Director of Marcus Cable
                              Properties, Inc.(Principal Executive
                              Officer)

                         By:  /s/ Thomas P. McMillin
                              Thomas P. McMillin
                         Its: Executive Vice President and Chief
                              Financial Officer of Marcus Cable
                              Properties, Inc. (Principal
                              Financial Officer)

                         By:  /s/ John P. Klingstedt, Jr.
                              John P. Klingstedt, Jr.
                         Its: Senior Vice President and Controller
                              of Marcus Cable Properties, Inc.
                              (Principal Accounting Officer)

                MARCUS CABLE OPERATING COMPANY, L.L.C.
               (Registrant)

               By:  Marcus Cable Company, L.P., its general
                    partner,

                    By:  Marcus Cable Properties, L.P., its
                         general partner,

                         By:  Marcus Cable Properties, Inc., its
                              general partner,

April 28, 1998           By:  /s/ Jeffrey A. Marcus
                              Jeffrey A. Marcus
                         Its: President, Chief Executive Officer
                              and Sole Director of Marcus Cable
                              Properties, Inc. (Principal
                              Executive Officer)

                         By:  /s/ Thomas P. McMillin
                              Thomas P. McMillin
                         Its: Executive Vice President and Chief
                              Financial Officer of Marcus Cable
                              Properties, Inc. (Principal
                              Financial Officer)

                         By:  /s/ John P. Klingstedt, Jr.
                              John P. Klingstedt, Jr.
                         Its: Senior Vice President and Controller
                              of Marcus Cable Properties, Inc.
                              (Principal Accounting Officer)

                     MARCUS CABLE CAPITAL CORPORATION
                    (Registrant)

April 28, 1998           By:  /s/ Jeffrey A. Marcus
                              Jeffrey A. Marcus
                         Its: President, Chief Executive Officer
                              and Sole Director of Marcus Cable
                              Capital Corporation (Principal
                              Executive Officer)

                         By:  /s/ Thomas P. McMillin
                              Thomas P. McMillin
                         Its: Executive Vice President and Chief
                              Financial Officer of Marcus Cable
                              Capital Corporation (Principal
                              Financial Officer)

                         By:  /s/ John P. Klingstedt, Jr.
                              John P. Klingstedt, Jr.
                         Its: Senior Vice President and Controller
                              of Marcus Cable Capital Corporation
                              (Principal Accounting Officer)

                    MARCUS CABLE CAPITAL CORPORATION II
                    (Registrant)

April 28, 1998           By:  /s/ Jeffrey A. Marcus
                              Jeffrey A. Marcus
                         Its: President, Chief Executive Officer
                              and Sole Director of Marcus Cable
                              Capital Corporation II (Principal
                              Executive Officer)

                         By:  /s/ Thomas P. McMillin
                              Thomas P. McMillin
                         Its: Executive Vice President and Chief
                              Financial Officer of Marcus Cable
                              Capital Corporation II (Principal
                              Financial Officer)

                         By:  /s/ John P. Klingstedt, Jr.
                              John P. Klingstedt, Jr.
                         Its: Senior Vice President and Controller
                              of Marcus Cable Capital Corporation
                              II (Principal Accounting Officer)

                     MARCUS CABLE CAPITAL CORPORATION III
                    (Registrant)

April 28, 1998           By:  /s/ Jeffrey A. Marcus
                              Jeffrey A. Marcus
                         Its: President, Chief Executive Officer
                              and Sole Director of Marcus Cable
                              Capital Corporation III (Principal
                              Executive Officer)

                         By:  /s/ Thomas P. McMillin
                              Thomas P. McMillin
                         Its: Executive Vice President and Chief
                              Financial Officer of Marcus Cable
                              Capital Corporation III (Principal
                              Financial Officer)

                         By:  /s/ John P. Klingstedt, Jr.
                              John P. Klingstedt, Jr.
                         Its: Senior Vice President and Controller
                              of Marcus Cable Capital Corporation
                              III (Principal Accounting  Officer)

                        INDEX TO EXHIBITS

Exhibit                                                     Page
Number    Description                                       Number
21.1      Amended Share Conversion and Put/Call
          Agreement dated as of April 23, 1998,
          among Vulcan Cable, Inc., Paul G. Allen,
          Jeffrey A. Marcus (in his individual
          capacity and as Trustee under a Voting
          Trust Agreement)and Nancy C. Marcus.                 9

21.2      Purchase Agreement dated April 3, 1998,
          among Marcus Cable Company, L.P.,
          Marcus Cable Properties, L.P., Marcus
          Cable Properties, Inc., Vulcan Cable Inc.
          and the sellers listed on the signature
          pages thereto.                                      18


                                                   Exhibit 21.1



        AMENDED SHARE CONVERSION AND PUT/CALL AGREEMENT


     This Amended Share Conversion and Put/Call Agreement ("Agreement") is made this 23rd day of April, 1998, by and among Paul G. Allen, an individual ("Allen"), Jeffrey A. Marcus, individually and as Trustee of that certain Voting Trust Agreement, dated as of August 1, 1990, between Jeffrey A. Marcus, in both such capacities, and Nancy C. Marcus (the "Trust Agreement"), and
Nancy C. Marcus (collectively, "Marcus"), and, solely for purposes of Sections 1 and 11.2 hereof, Vulcan Cable, Inc., a Washington corporation ("Vulcan"), with reference to the following facts and circumstances:

     a.   Vulcan and Marcus are parties to that certain Share
Conversion and Put/Call Agreement ("the Prior Agreement"), dated
April 3, 1998, between Vulcan and Marcus.

     b. Vulcan and Marcus also are parties to that certain Purchase Agreement (the "Purchase Agreement"), dated April 3, 1998, among Marcus, the other sellers listed on the signature pages thereto, Marcus Cable Company, L.P., a Delaware limited partnership (the "Company"), Marcus Cable Properties, L.P., a Delaware limited partnership and the sole general partner of the Company ("MCPLP"), and Marcus Cable Properties, Inc., a Delaware corporation and the sole general partner of MCPLP ("MCPI") on the one hand, and Vulcan, on the other hand.

     c.   Marcus owns of record and beneficially all of the One
Thousand (1,000) shares (collectively, the "Shares") of the issued and outstanding capital stock of MCPI (the "Stock").

     d. Prior to the closing of the transactions contemplated by the Purchase Agreement (the "Transaction Closing"), MCPI will effect a recapitalization (the "MCPI Recapitalization") to be effected by the exchange of the Shares (which, on the date of the MCPI Recapitalization, shall be the only issued and authorized capital stock of MCPI) for One Thousand (1,000) shares of common stock comprising a class of voting common stock and a class of convertible non-voting common stock of MCPI, each share having identical rights and privileges (except, prior to conversion of the non-voting shares, with respect to voting rights on matters other than matters that would adversely affect the rights and privileges of such non-voting shares and extraordinary corporate matters such as a merger, a sale of all or substantially all of MCPI's assets and changes to MCPI's governing documents), such that Seven Hundred Ninety-Six and Sixty-Three One Hundredths (796.63) of the Shares owned by Marcus shall be convertible non-voting common stock of MCPI, convertible at any time and from time to time following receipt of any necessary approvals of such conversion by the Federal Communications Commission, at the option of the holder thereof by notice to MCPI automatically and without further action by the holder thereof into voting shares identical to all other shares of common stock of MCPI (each, a "Non-Voting Share"), and Two Hundred Three and Thirty-Seven One Hundredths (203.37) of the Shares owned by Marcus shall be voting common stock (each, a "Voting Share").

     e. Vulcan has assigned to Allen all of Vulcan's rights under the Purchase Agreement to purchase the Non-Voting Shares owned by Marcus at the Transaction Closing. Allen will purchase such Non-Voting Shares at the Transaction Closing.

     f. Vulcan desires to assign to Allen all of Vulcan's right, title and interest in the Prior Agreement, and Allen desires to accept such assignment and to assume all of Vulcan's obligations under the Prior Agreement.

     g. The parties desire to provide by this Agreement for the mutual rights and obligations of Allen and Marcus to buy or sell, as the case may be, on demand at the times specified herein, the Voting Shares, with the intention that this Agreement amend, restate and supersede the Prior Agreement in its entirety.

     NOW, THEREFORE, in consideration of the respective covenants and agreements of the parties and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each party), the parties hereby agree as follows:

     1. Assignment and Assumption. Vulcan hereby assigns and delegates to Allen all of Vulcan's right, title and interest in the Prior Agreement and all obligations thereunder, as amended, restated and superseded by this Agreement. Assignee hereby accepts the foregoing assignment and assumes and agrees to perform and dis-charge, when due, and indemnify and hold Vulcan harmless from and against any loss, liability, claims or expenses arising from, all obligations of Vulcan under the Prior Agreement, as amended, restated and superseded by this Agreement, relating to the period from and after the date hereof.

     2.   Conversion of the Non-Voting Shares.

          2.1 MCPI Recapitalization. Marcus agrees to cause MCPI to effect the MCPI Recapitalization prior to the Transaction Closing. Prior to the termination of this Agreement, Marcus shall not take any action to, and shall cause MCPI not to take any action, to authorize or issue any additional shares of capital stock of MCPI or options, warrants or other rights, agreements, arrangements or commitments of any character obligating MCPI to issue, exchange or sell any equity interests in MCPI, or otherwise change the capitalization of MCPI, directly or indirectly, through subsidiaries or otherwise, including without limitation by combination, recapitalization, reclassification, merger, consolidation, sale of assets, stock split, stock dividend or stock combination, except the effectuation of the MCPI Recapitalization or the conversion of the Non-Voting Shares. The number of Non-Voting Shares and Voting Shares issued in the MCPI Recapitalization and referred to in this Agreement will be adjusted, as appropriate, to take into account the effect of the Transaction Closing occurring either before or after June 30, 1998 on accruals of preferred returns at the subsidiary partnerships which affect the value of MCPI.

          2.2 Conversion. Allen may, at his option exercisable by written notice delivered to MCPI at any time after the Transaction
Closing, elect to have the Non-Voting Shares converted to voting common stock. Marcus agrees to take any action required to, and to cause MCPI to, effectuate the conversion of the Non-Voting Shares to voting common stock identical to the Voting Shares.

     3.   Options on the Voting Shares.

          3.1 Call by Allen. Allen may, at his option exercisable by written notice delivered to Marcus within thirty (30) days after the date of (i) the death of Jeffrey A. Marcus, (ii) the disability of Jeffrey A. Marcus, or (iii) the termination of the employment of Jeffrey A. Marcus with the Company, elect to buy all (but not less than all) of the Voting Shares, and upon the giving of such notice, Marcus shall be obligated to sell and Allen shall be obligated to buy all of the Voting Shares, at the price and upon the terms and conditions specified in Section 3.3.

          3.2 Put by Marcus. Marcus may, at his option exercisable by written notice delivered to Allen within thirty (30) days after the date of the termination of the employment of Jeffrey A. Marcus with the Company, elect to sell all (but not less than all) of the Voting Shares, and upon the giving of such notice, Allen shall be obligated to buy and Marcus shall be obligated to sell, all of the Voting Shares, at the price and upon the terms and conditions specified in Section 3.3.

          3.3  Purchase Price; Closing.

                    In the case of a purchase pursuant to Section
3.1 or Section 3.2, the aggregate purchase price for the Voting Shares (the "Payment") shall be the greater of (i) the Fair Market Value of the Voting Shares or (ii) Eight Million Dollars ($8,000,000) plus an annual rate of return of twelve percent (12%), compounded annually, for the period from the Transaction Closing through the closing of the purchase of the Voting Shares hereunder (the "Closing").

                    At the Closing, (a) Allen shall pay to Marcus the Payment in immediately available funds by wire transfer or certified bank check; and (b) Marcus shall deliver to Allen stock certificate(s) evidencing the Voting Shares, together with duly executed stock powers separate from certificate in form and substance satisfactory to effectuate transfer of the Voting Shares to Allen, together with such other documents as Allen may reasonably deem necessary or desirable in order to effectuate the transfer of the Voting Shares on the books of MCPI to the name of Allen. Any applicable sales, stock, transfer or similar taxes payable in connection with the sale of the Voting Shares shall be paid (i) by Marcus, if the transfer is pursuant to Section 3.2 and
(ii) by Allen, if the transfer is pursuant to Section 3.1. The Closing shall be held at MCPI's offices within five (5) business days after Allen or Marcus, as the case may be, delivers the written notice required by Section 3.1 or Section 3.2, as applicable, or at such other time and place as Marcus and Allen may agree.

          3.4 Fair Market Value Definition. For purposes of this Agreement, "Fair Market Value" on any date shall mean, with respect to any security, if such security is publicly traded in the United States, the average of the daily Closing Prices for the fifteen
(15) consecutive trading days ending on the day immediately prior to the date as of which the Fair Market Value is to be determined, or, if such day is not a trading date, the trading day immediately preceding such date.

The "Closing Price" for each day shall be the closing bid sale price for a share of the security on any national securities exchange or the Nasdaq National Market, or if not traded on any such exchange or the Nasdaq National Market, the average of the closing bid and closing ask price for such security or, if not so traded, the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and ask price regular way on the principal stock exchange on which the security is then listed or traded, or, if not then listed or traded on any such exchange, the mean of the closing bid and ask prices on an automated quotation system as furnished by any New York Stock Exchange member firm selected from time to time by MCPI for that purpose. Except as set forth in the preceding sentence, with respect to any security that is not publicly traded in the United States, or any other asset that cannot be readily valued, "Fair Market Value" on any date shall mean the fair market value of such security or other asset on such date (x) as determined by agreement of Marcus and Allen, or (y) if they cannot agree on the Fair Market Value within thirty (30) days after the date of the event that gave rise to the purchase and sale obligation, then as determined by two nationally recognized investment banking firms (each, an "Investment Bank"), with one Investment Bank to be selected by each of Marcus and Allen for such purpose. Unless otherwise waived by Marcus or Allen respectively, the Investment Banks selected pursuant to the preceding sentence shall not have had any significant relationship with Allen, on the one hand, or Marcus, MCPI, MCPLP or the Company, on the other hand, during the prior twelve month period. Each such Investment Bank shall determine the Fair Market Value by reference to the price that an unaffiliated third party would pay for all of MCPI in an arm's length transaction (without taking into consideration the strategic value to a competitor of Allen or Marcus, as applicable, of owning or controlling MCPI rather than Allen or Marcus, as applicable) and shall deliver its written valuation to Allen and Marcus within thirty (30) days after selection. In the event that such Investment Banks do not agree on the Fair Market Value, the Fair Market Value shall be the average of the two valuations, except that if the higher of the two valuations is greater than 110% of the lower valuation, the Investment Banks shall select another Investment Bank of similar qualifications who shall determine the Fair Market Value independently of such selection in accordance with the procedures specified in the foregoing sentence. None of Allen, Marcus, MCPI or the initial Investment Banks shall provide the third Investment Bank with information regarding the valuation of the initial Investment Banks. The valuation of the third Investment Bank shall be arithmetically averaged with the two prior valuations and the valuation farthest from the average of the three valuations shall be disregarded. The Fair Market Value shall be the average of the two remaining valuations. Marcus and Allen shall each pay one-half of the expense of the valuation.

     4. No Sale or Issuances. Prior to the termination of this Agreement, Marcus shall not sell, transfer, assign, hypothecate, grant a security interest in, or otherwise dispose of or encumber any of the Voting Shares (or agree to do any of the foregoing), except to Allen pursuant to the exercise of an option granted by
Section 3. Any purported sale, transfer, assignment, hypothecation, grant of a security interest in, or other disposition or encumbrance of any of the Voting Shares to any third party (or agreement to do any of the foregoing) prior to the termination of this Agreement shall be null and void ab initio. In such event, the purported transferee shall not be deemed to be a holder of the Voting Shares and shall not be entitled to receive a new stock certificate or any dividends or other distributions on or with respect to the Voting Shares.

     5. Representations of Marcus. Marcus represents and warrants to Allen that on the date hereof and at all times hereafter through the Closing: (a) Marcus has full power and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby; (b) this Agreement is the legal, valid and binding obligation of Marcus, enforceable against Marcus in accordance with its terms; (c) Marcus owns all of the Shares of record and beneficially, free and clear of all liens, encumbrances or adverse interests of any kind or nature whatsoever (including any restriction on the right to vote, sell or otherwise dispose of the Shares, except for the Trust Agreement and as contemplated by this Agreement and the Purchase Agreement); (d) upon the transfer of the Voting Shares pursuant to Section 3, Allen will receive good and marketable title to the Voting Shares, free and clear of all liens, encumbrances and adverse interests (including the Trust Agreement, which shall be terminated and of no further force and effect); and (f) One Thousand (1,000) Shares constitute all of the issued and outstanding capital stock of MCPI, validly issued, fully paid and non-assessable, subject to no options, warrants or other rights, agreements, arrangements or commitments of any character obligating MCPI to issue or sell any equity interests in MCPI.

     6. Representations of Allen. Allen represents and warrants to Marcus that on the date hereof and at all times hereafter through the Closing: (a) Allen has full power and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby; and (b) this Agreement constitutes the legal, valid and binding obligation of Allen, enforceable against Allen in accordance with its terms.

     7. Legend. In addition to any other legend which may be required pursuant to the Purchase Agreement or by applicable law, each stock certificate evidencing a Voting Share owned by Marcus shall have endorsed upon its face the following words:

          SALE, TRANSFER OR HYPOTHECATION OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY THE PROVISIONS OF AN AMENDED SHARE CONVERSION AND PUT/CALL AGREEMENT AMONG JEFFREY A. MARCUS, IN HIS INDIVIDUAL CAPACITY AND IN HIS CAPACITY AS TRUSTEE OF THAT CERTAIN VOTING TRUST AGREEMENT DATED AS OF AUGUST 1, 1990, NANCY C. MARCUS, PAUL G. ALLEN, AND, SOLELY FOR PURPOSES OF SECTIONS 1 AND
          11.2 THEREOF, VULCAN CABLE, INC., DATED APRIL 23, 1998, ALL OF THE PROVISIONS OF WHICH ARE INCORPORATED HEREIN.

     8. Specific Performance. Due to the fact that the Shares, including the Voting Shares, cannot be readily purchased or sold in the open market, and for other reasons, the parties will be irreparably damaged in the event that this Agreement is not specifically enforced. In the event of a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by either party hereto, the other party shall, in addition to all other remedies, be entitled (without any bond or other security being required) to a temporary and/or permanent injunction, without showing any actual damage or that monetary damages would not provide an adequate remedy, and/or to a decree for specific performance, in accordance with the provisions hereof.

     9. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be sufficiently given if delivered in person or transmitted by telecopy or similar means of recorded electronic communication to the relevant party, addressed as follows (or at such other address as either party shall have designated by notice as herein provided to the other party):

          9.1  If to Marcus:

               Jeffrey A. and Nancy C. Marcus
               c/o Marcus Cable Properties, Inc.
               2911 Turtle Creek Boulevard, Suite 1300
               Dallas, Texas 75219
               Telecopy: (214) 521-3468

               with a copy to:
               Baker & Botts LLP
               2001 Ross Avenue, 7th Floor
               Dallas, Texas 75201
               Attention: Michael A. Saslaw, Esq.
               Telecopy: (214) 953-6503

          9.2  If to Allen:
               Paul G. Allen
               c/o Vulcan Northwest
               110 110th Avenue Northwest
               Bellevue, Washington 98004
               Telecopy: (425) 453-1985

               with a copy to:
               Irell & Manella LLP
               1800 Avenue of the Stars, Suite 900
               Los Angeles, California 90067-4276
               Attention: Alvin G. Segel, Esq.
               Telecopy: (310) 203-7199

Any such notice or other communication shall be deemed to have been given and received on the day on which it is delivered or telecopied (or, if such day is not a business day or if the notice or other communication is not telecopied during business hours, at the place of receipt, on the next following business day).

     10. Termination of Agreement. This Agreement, and all rights and obligations of the parties hereunder, shall terminate upon the earliest of the following: (a) written agreement of the parties;
or (b) the fifth anniversary of the date hereof.

     11.  Miscellaneous.

          11.1 Complete Agreement; Modifications. This Agreement constitutes the parties' entire agreement with respect to the subject matter hereof and supersedes the Prior Agreement and all other agreements, representations, warranties, statements, promises and understandings, whether oral or written (other than the Purchase Agreement and the Employment Agreement by and between the Company and Jeffrey A. Marcus, dated as of April 3, 1998), with respect to the subject matter hereof. This Agreement may not be amended, altered or modified except by a writing signed by the parties other than Vulcan.

          11.2 Additional Documents. Each party hereto agrees to execute any and all further documents and writings and to perform such other actions which may be or become necessary or expedient to effectuate and carry out this Agreement.

          11.3 No Third-Party Benefits. None of the provisions of this Agreement shall be for the benefit of, or enforceable by, any third-party beneficiary.

          11.4 Waivers Strictly Construed. With regard to any power, remedy or right provided herein or otherwise available to any party hereunder (a) no waiver or extension of time shall be effective unless expressly contained in a writing signed by the waiving party; and (b) no alternation, modification or impairment shall be implied by reason of any previous waiver, extension of time, delay or omission in exercise or other indulgence.

          11.5 Severability. The validity, legality or enforceability of the remainder of this Agreement shall not be affected even if one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable in any respect.

          11.6 Attorneys' Fees. Should any litigation or arbitration be commenced (including any proceedings in a bankruptcy court) between the parties hereto or their representatives concerning any provision of this Agreement or the rights and duties of any person or entity hereunder, the party or parties prevailing, in addition to such other relief as may be granted, shall be entitled to recover the attorneys' fees and court costs incurred by reason of such litigation or arbitration.

          11.7 Marcus Undertakings. All authority herein conferred or agreed to be conferred by Marcus and all agreements of Marcus contained herein shall survive the death or incapacity of Marcus (or either of them). All representations made, and obligations undertaken by, Marcus hereunder shall be deemed to be joint and several.

          11.8 Successors and Assigns. Except as provided herein to the contrary, this Agreement shall be binding upon and shall inure to the benefit of the parties, their respective heirs, personal representatives, successors and permitted assigns.

          11.9 Assignments. This Agreement, and all of Marcus' rights and obligations hereunder, are not transferable or assignable by Marcus. Allen is entitled, in his sole discretion, to assign this Agreement or any of his rights and obligations hereunder to one or more persons or entities controlling, controlled by or under common control with Allen (each such assignee to be treated as "Allen" hereunder).

          11.10     Governing Law.  This Agreement shall be
governed by the laws of the State of Texas, without regard to any choice of law provisions of that state or the laws of any other jurisdiction.

          11.11     Headings.  The Section headings in this
Agreement are inserted only as a matter of convenience and in no way define, limit, extend or interpret the scope of this Agreement or of any particular Section.

          11.12 Number and Gender. Throughout this Agreement, as the context may require, (a) the masculine gender includes the feminine and neuter; and the neuter gender includes the masculine and feminine; and (b) the singular tense and number includes the plural, and the plural tense and number includes the singular.

          11.13 Counterpart. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          11.14 FCC Licenses and Franchises. The parties shall cause the Company to bear all of the costs and expenses of any filings and consents required from the Federal Communications Commission and any other governmental authority so that the exercise of the conversion rights on the Non-Voting Shares would be permitted under and consistent with all FCC Licenses and Franchises (each, as defined in the Purchase Agreement).

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.


                         _________________________________
                         Paul G. Allen



                         _________________________________
                         Jeffrey A. Marcus, individually and as
                         Trustee under the Trust Agreement



                         _________________________________
                         Nancy C. Marcus



                         Vulcan Cable, Inc.


                         By:______________________________
                         Name:____________________________
                         Title:___________________________

                                                      Exhibit 21.2








                        PURCHASE AGREEMENT


                       DATED APRIL 3, 1998


                              AMONG


                      THE SELLERS LISTED ON
                   THE SIGNATURE PAGES HERETO,


                   MARCUS CABLE COMPANY, L.P.,


                  MARCUS CABLE PROPERTIES, L.P.,


                  MARCUS CABLE PROPERTIES, INC.

                               AND

                        VULCAN CABLE, INC.

                         TABLE OF CONTENTS
1.   Interpretation. . . . . . . . . . . . . . . . . . . . . . .2
     1.1  Defined Terms. . . . . . . . . . . . . . . . . . . . .2

2.   Purchase and Sale of Purchased Interests. . . . . . . . . .9
     2.1  Purchase and Sale of Purchased Interests . . . . . . .9

3.   Representations and Warranties of the Sellers,
     MCPI and MCPLP. . . . . . . . . . . . . . . . . . . . . . 11
     3.1  Representations and Warranties of the Sellers. . . . 11
     3.2  Representations and Warranties of MCPI . . . . . . . 15
     3.3  Representations and Warranties of MCPLP. . . . . . . 18

4.   Representations and Warranties of the Company,
     MCPLP and MCPI. . . . . . . . . . . . . . . . . . . . . . 21
     4.1  Organization and Qualification; Subsidiaries . . . . 21
     4.2  Organizational Documents . . . . . . . . . . . . . . 22
     4.3  Capitalization . . . . . . . . . . . . . . . . . . . 22
     4.4  Authority Relative to This Agreement . . . . . . . . 23
     4.5  No Conflict; Required Filings and Consents . . . . . 23
     4.6  Compliance . . . . . . . . . . . . . . . . . . . . . 25
     4.7  SEC Filings; Financial Statements. . . . . . . . . . 29
     4.8  Franchises and Material Agreements . . . . . . . . . 30
     4.9  Absence of Certain Changes or Events . . . . . . . . 34
     4.10 Absence of Litigation. . . . . . . . . . . . . . . . 35
     4.11 ERISA Plans. . . . . . . . . . . . . . . . . . . . . 36
     4.12 Trademarks, Patents and Copyrights . . . . . . . . . 40
     4.13 Taxes. . . . . . . . . . . . . . . . . . . . . . . . 40
     4.14 Environmental Matters. . . . . . . . . . . . . . . . 42
     4.15 Brokers. . . . . . . . . . . . . . . . . . . . . . . 43
     4.16 Title to and Condition of Properties; Encumbrances . 43
     4.17 Labor Matters. . . . . . . . . . . . . . . . . . . . 47
     4.18 Full Disclosure. . . . . . . . . . . . . . . . . . . 48
     4.19 Transactions with Affiliates . . . . . . . . . . . . 48
     4.20 Certain Matters With Respect to
          Representations and Warranties . . . . . . . . . . . 49

5.   Representations and Warranties of the Buyer . . . . . . . 49
     5.1  Organization . . . . . . . . . . . . . . . . . . . . 49
     5.2  Authority Relative to This Agreement . . . . . . . . 49
     5.3  No Conflict; Required Filings and Consents . . . . . 50
     5.4  Financial Capability . . . . . . . . . . . . . . . . 51
     5.5  Litigation . . . . . . . . . . . . . . . . . . . . . 51
     5.6  No Violation to FCC Cross Ownership Rules. . . . . . 51
     5.7  Investment Intent; Sophisticated Buyer . . . . . . . 51

6.   Covenants . . . . . . . . . . . . . . . . . . . . . . . . 52

     6.1  Access . . . . . . . . . . . . . . . . . . . . . . . 52
     6.2  Interim Period Operations. . . . . . . . . . . . . . 52
     6.3  No Amendment to Organizational Documents . . . . . . 55
     6.4  Renewals; HSR. . . . . . . . . . . . . . . . . . . . 55
     6.5  Commercially Reasonable Efforts. . . . . . . . . . . 56
     6.6  Notification . . . . . . . . . . . . . . . . . . . . 56
     6.7  Use of Marcus Name . . . . . . . . . . . . . . . . . 57
     6.8  Tax Matters. . . . . . . . . . . . . . . . . . . . . 57
     6.9  Exculpation and Indemnification. . . . . . . . . . . 57
     6.10 Assistance Regarding Credit Facility . . . . . . . . 58
     6.11 Admission as Substituted Limited Partner . . . . . . 58
     6.12 MCC Reorganization . . . . . . . . . . . . . . . . . 59
     6.13 MCPI Recapitalization. . . . . . . . . . . . . . . . 60

7.   Conditions to Closing . . . . . . . . . . . . . . . . . . 60
     7.1  Conditions to the Buyer's Obligations. . . . . . . . 60
     7.2  Conditions to the Company's and the
          Sellers' Obligations . . . . . . . . . . . . . . . . 62

8.   Closing Arrangements. . . . . . . . . . . . . . . . . . . 63
     8.1  Time and Place of Closing. . . . . . . . . . . . . . 63
     8.2  Closing Deliveries . . . . . . . . . . . . . . . . . 64
     8.3  Further Assurances . . . . . . . . . . . . . . . . . 65

9.   Non-Survival of Representations and Warranties;
     Limitation of Liability . . . . . . . . . . . . . . . . . 65

10.  Termination . . . . . . . . . . . . . . . . . . . . . . . 66
     10.1 Termination. . . . . . . . . . . . . . . . . . . . . 66
     10.2 Procedure and Effect of Termination. . . . . . . . . 67

11.  Restructure of  . . . . . . . . . . . . . . . . . . . . . 68

12.  General Provisions. . . . . . . . . . . . . . . . . . . . 68
     12.1 [Intentionally Omitted.] . . . . . . . . . . . . . . 68
     12.2 Notices. . . . . . . . . . . . . . . . . . . . . . . 68
     12.3 Assignability and Enforceability . . . . . . . . . . 70
     12.4 Expenses . . . . . . . . . . . . . . . . . . . . . . 70
     12.5 Consultation . . . . . . . . . . . . . . . . . . . . 71
     12.6 Governing Law. . . . . . . . . . . . . . . . . . . . 71
     12.7 No Third Party Beneficiaries . . . . . . . . . . . . 71
     12.8 Counterparts . . . . . . . . . . . . . . . . . . . . 71
     12.9 Currency . . . . . . . . . . . . . . . . . . . . . . 71
     12.10     Sections and Headings . . . . . . . . . . . . . 71
     12.11     Number and Gender . . . . . . . . . . . . . . . 72
     12.12     Entire Agreement. . . . . . . . . . . . . . . . 72
     12.13     Severability. . . . . . . . . . . . . . . . . . 72

     12.14     Amendments and Waivers. . . . . . . . . . . . . 72
     12.15     Disclosure. . . . . . . . . . . . . . . . . . . 73
     12.16     Knowledge . . . . . . . . . . . . . . . . . . . 73

                            SCHEDULES

Schedule 1.1      Franchises and FCC Licenses
Schedule 2.1      Purchased Interests
Schedule 2.3      Allocation of Transaction Consideration
                  Schedule
Schedule 3.1 Conflicts Resulting From Execution, Delivery and Performance of Agreement by Seller
Schedule 3.2(d) Conflicts Resulting From Execution, Delivery and Performance of Agreement by MCPI
Schedule 3.3(d) Conflicts Resulting From Execution, Delivery and Performance of Agreement by MCPLP
Schedule 4.5 Conflicts Resulting From Execution, Delivery and Performance of Agreement by Company
Schedule 4.7      SEC Reports; GAAP; Undisclosed Liabilities
Schedule 4.8      Material Overbuilds
Schedule 4.9      Certain Changes Since December 31, 1997
Schedule 4.11          Employee Matters
Schedule 4.12          Service Marks
Schedule 4.15          Brokers
Schedule 4.17          Labor Matters
Schedule 4.19          Transactions with Affiliates
Schedule 5.3 Conflicts Resulting From Execution, Delivery and Performance of Agreement by Buyer
Schedule 6.2(a)   Permitted Capital Expenditures
Schedule 7.1(f)   Employment Contracts
Schedule 12.2          Notices
Schedule 12.4          Expenses

                             EXHIBITS

Exhibit A         Purchase Price Deposit Escrow Agreement
Exhibit B         Opinion of Counsel to the Company
Exhibit C         Opinion of Counsel to the Buyer

                        PURCHASE AGREEMENT

   THIS PURCHASE AGREEMENT made the 3rd day of April, 1998, among the sellers listed on the signature pages hereto as of the date hereof (together with the persons who hold Employee Units (as hereinafter defined) and who will execute counterpart signature pages prior to the consummation of the transactions contemplated hereby, the "Sellers"), Marcus Cable Company, L.P., a Delaware limited partnership (the "Company"), Marcus Cable Properties, L.P., a Delaware limited partnership and the sole general partner of the Company ("MCPLP"), Marcus Cable Properties, Inc., a Delaware corporation and the sole general partner of MCPLP ("MCPI") on the one hand, and Vulcan Cable, Inc., a Washington corporation (the "Buyer") on the other hand.
        WHEREAS, the Sellers collectively own all of (i) the outstanding capital stock of MCPI (which owns all of the outstanding general partner interests of MCPLP), (ii) the outstanding limited partner interests of MCPLP (which owns all of the outstanding general partner interests of the Company) and (iii) the outstanding limited partner interests of the Company.
        WHEREAS, the Company, through its subsidiaries, owns and operates cable television systems and businesses in respect thereof in various areas of the United States; and
        WHEREAS, the Sellers desire to sell to the Buyer, and the Buyer desires to purchase from the Sellers, all of (i) the outstanding limited partner interests of the Company (ii) the outstanding limited partner interests of MCPLP and (iii) the non-voting common stock of MCPI to be outstanding as of the date of such purchase by Buyer, on the terms and subject to the conditions set forth in this Agreement; and

        WHEREAS, concurrently herewith, Jeffrey Marcus (in his individual capacity and his capacity as Trustee of that certain Voting Trust Agreement dated as of 1990) and Nancy Marcus (collectively, "Marcus") and Buyer have entered into a Share Conversion and Put/Call Agreement whereby, among other things, subject to certain conditions precedent, Marcus has agreed to sell his remaining voting interest in MCPI to the Buyer or its assignee upon demand of the Buyer and the Buyer or its assignee has agreed to purchase Marcus' remaining voting interest in MCPI upon demand of Marcus, subject to certain conditions precedent ("Marcus Put/Call Agreement").
   NOW THEREFORE, in consideration of the respective covenants, and agreements of the parties hereinafter contained and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each party), the parties hereby agree as follows:

1. Interpretation
   1.1 Defined Terms. For the purposes of this Agreement, including the Schedules hereto, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:
        "Affiliate" has the meaning given to that term in the Exchange Act;
        "Acquisition Transactions" means, collectively, the potential acquisitions by the Company or its Subsidiaries of certain cable television systems serving (i) the Alabama municipalities and surrounding areas of Mountain Brook, Leeds, Hoover, Vestavia Hills, Irondale, Indian Springs Village and Pelham and parts of Jefferson and Shelby counties (the "Mountain Brook Acquisition") and (ii) the Indiana counties of Bartholomew, Elizabethtown, Hartsville, Jackson, Jonesville and Jennings;

        "Agreement" means this Purchase Agreement, including the Schedules and Exhibits, as the same may be amended from time to time in accordance with Section 1.9;
        "Allocation of Transaction Consideration Schedule" has the meaning set forth in Section 2.3;
        "Antitrust Laws" has the meaning set forth in Section 6.4; "Basic Customer Factor" means, for a System, a number equal to the sum of (a) the number of Individual Basic
   Customers and (b) the number of Basic Customer Equivalents. "Individual Basic Customers" means, as of any date, any customer of a System as of the last full month ending on or prior to such date at that System's regular monthly customer rate or senior rate for basic service who has been an active customer of that System's basic service and has paid at least one month's payment in full without discount."Basic Customer Equivalents" means, as of any date, an equivalent to an Individual Basic Customer, the number of Basic Customer Equivalents served by a System being equal, as of any date, to the quotient of (i) the aggregate billings by that System for basic service and expanded basic service provided by that System, during the last full month ending on or prior to such date to commercial establishments, residential multiple dwelling units, other customers that are billed for such service on a bulk basis and single family households that pay rates other than the Systems regular monthly rate for basic service and expanded basic service, divided by (ii) that System's regular monthly customer rate for basic service and expanded basic service in effect during such month. For purposes of the foregoing there shall be excluded all billings to any bulk account or discounted family household that (a) has not paid at least one month's payment in full without discount or (b) represents an installation or other non-recurring charge, a late fee or other charge for late payment, a charge for equipment, a charge for any outlet or connection other than the first outlet or first connection in any single family household or (with respect to a bulk account, in any residential unit e.g., an individual apartment or rental unit), a charge for any tiered service, a charge for any pay
   TV, or a pass-through charge for sales taxes, line-itemized franchise fees and charges, FCC fees, and similar items; "Business" means the cable television business currently carried on by the Company (through its Subsidiaries) in the United
States;
   "Buyer Confidentiality Agreement" means the
Confidentiality Agreement dated February 27, 1998 between Vulcan Northwest Inc. and the Company;
     "Closing" has the meaning set forth in Section 8.1;
      "Closing Date" means the date upon which the Closing occurs;
        "Code" means the Internal Revenue Code of 1986, as amended; "Communications Act" has the meaning set forth in Section
   3.1;
        "Company Group" means MCPLP, MCPI, and the Company and its Subsidiaries;
        "Company L.P. Units" means the limited partner interests of the Company;
        "Company 1997 Balance Sheet" has the meaning set forth in Section 4.13;
        "Company Partnership Agreement" has the meaning set forth in Section 6.2(g);
        "Company Plans" has the meaning set forth in Section 4.10;

        "Copyright Act" has the meaning set forth in Section 4.6; "Credit Facility" means the Credit Agreement dated as of
   August 31, 1995 among Marcus Cable Operating Company, L.P., the Company, the several banks and other financial institutions from time to time parties thereto, First Union National Bank of North Carolina, as Co-Agent, Banque Paribas, Chase Manhattan Bank, N.A., Citibank, N.A., The First National Bank of Boston, Pearl Street L.P. and Union Bank, as Managing Agents, Chase Securities, Inc., Citicorp Securities, Inc., The First National Bank of Boston, Goldman, Sachs & Co., Paribas Capital Markets and Union Bank, as Co-Arrangers, and Chase Manhattan Bank, N.A. as Administrative Agent for the lenders thereunder, as amended and as may be amended from time to time;
        "Divestiture Transactions" means, collectively, the divestitures or potential divestitures by the Company or its Subsidiaries of the cable television systems owned by the Company or its Subsidiaries in the Texas panhandle, Oklahoma, Mississippi, Illinois, Delaware, Maryland, Connecticut and Virginia and listed by district and by Franchise on Schedule 1.1;
        "Employee Units" means the Company L.P. Units designated as "Employee Units" pursuant to the Company Partnership Agreement;
        "Environmental Laws" has the meaning set forth in Section
4.14;
        "ERISA" has the meaning set forth in Section 4.11; "Exchange Act" means the Securities Exchange Act of 1934, as amended;
        "FAA" means the Federal Aviation Administration;
        "FCC" means the Federal Communications Commission;

        "FCC Licenses" means permits, licenses and authorizations of the Company or its Subsidiaries granted by the FCC listed on Schedule 1.1;
        "Franchises" means the cable television franchises of the Company or its Subsidiaries under which the Systems are operated;
        "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination;
        "Governmental Authority" has the meaning set forth in
   Section 3.1;
        "Hazardous Substances" has the meaning set forth in
Section 4.14;
        "hereof", "hereunder", "hereby", "hereto" and similar terms refer to this Agreement in its entirety and not only to the particular Section in which they appear;
        "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;
        "Indentures" means collectively (i) the indenture dated as of October 13, 1993 among the Company and Marcus Cable Capital Corporation, as issuers, and U.S. Trust Company of Texas, N.A., as trustee, as hereafter amended, supplemented or otherwise modified from time to time, (ii) the indenture dated as of July 29, 1994 among Marcus Cable Operating Company, L.P. and Marcus Cable Capital Corporation II, as issuers, the Company, as guarantor, and U.S. Trust Company of

   Texas, N.A., as trustee, as supplemented by that certain First Supplemental Indenture dated as of July 29, 1994 and as hereafter amended, supplemented or otherwise modified from time to time and (iii) the indenture dated as of June 9, 1995 among the Company and Marcus Cable Capital Corporation III, as issuers, and Norwest Bank Minnesota, National Association, as trustee, as hereafter amended, supplemented or otherwise modified from time to time;
        "Interim Period" means the period from, and including, the date hereof to the Closing;
        "IRS" means the Internal Revenue Service;
        "Liens" means any lien, claim, charge, restriction, pledge, mortgage, security interest or other encumbrance;
        "Material Adverse Effect" means any effect that is or is reasonably likely to be materially adverse to the business, results of operations or financial condition of MCPI and its Subsidiaries, taken as a whole, except for effects due to general economic or industry-wide conditions;
        "Material Agreement" has the meaning set forth in Section
4.8;
        "MCC Reorganization" has the meaning set forth in Section
6.12;
        "MCPI Non-Voting Shares" means all of the shares of the class of Non-Voting Shares (as defined in the Marcus Put/Call Agreement) of MCPI, which will be designated prior to and in contemplation of the MCPI Recapitalization;
        "MCPI Recapitalization" shall have the meaning set forth in the Marcus Put/Call Agreement;

        "MCPI Voting Shares" means all of the shares of the class of Voting Shares (as defined in the Marcus Put/Call Agreement) of MCPI, which will be designated prior to and in contemplation of the MCPI Recapitalization;
        "MCPLP L.P. Units" means the limited partner interests of MCPLP;
        "Mountain Brook Acquisition" has the meaning set forth in the definition of "Acquisition Transactions" in this
   Section 1.1;
        "person" means an individual, a firm, a corporation, a syndicate, a partnership, an association, a joint venture, a government or agency thereof or any other legal or business entity whatsoever;
        "Promissory Notes" has the meaning set forth in Section
   3.2;
        "Purchase Price" has the meaning set forth in Section
   2.2;
        "Purchase Price Payment Schedule" has the meaning set forth in Section 2.3;
        "Purchase Price Deposit Escrow Agent" means Chase Bank of Texas, National Association;
        "Purchase Price Escrow Deposit" has the meaning set forth in Section 2.3;
        "Purchased Interests" means, collectively, the Company L.P. Units, the MCPLP L.P. Units and the MCPI Non-Voting Shares to be purchased by the Buyer pursuant to this Agreement;
        "SEC" means the Securities and Exchange Commission;
        "SEC Reports" has the meaning set forth in Section 4.7; "Securities Act" means the Securities Act of 1933, as amended;
        "Subsidiary" means, with respect to any person, any affiliate directly or indirectly controlled by such person;

        "Systems" means cable television systems and businesses owned and operated by the Company, through its Subsidiaries, as listed by district and by Franchise on Schedule 1.1;
        "Tax" means any income, alternative or add-on minimum tax, gross income, gross receipts, franchise, profits, including estimated taxes relating to any of the foregoing, sales, use, ad valorem, business license, withholding, payroll, employment, excise, stamp, transfer, recording, occupation, premium, property, value added, custom duty, severance, windfall profit or license tax, governmental fee or other similar tax or other like assessment or charge of similar kind whatsoever, together with any interest and any penalty, addition to tax or additional amount imposed by any taxing authority responsible for the imposition of any such Tax.
        "Tax Return" means any return, report, statement, information statement and the like required to be filed with any authority with respect to Taxes;
2. Purchase and Sale of Purchased Interests
   2.1 Purchase and Sale of Purchased Interests. On the terms and subject to the conditions set forth in this Agreement, each Seller hereby severally agrees to sell to the Buyer, and the Buyer hereby agrees to purchase from each Seller, the Company L.P. Units, MCPLP L.P. Units or MCPI Non-Voting Shares, as applicable, listed opposite the name of such Seller on Schedule 2.1 hereto. In the case of any Employee Units issued following the date of this Agreement as permitted by Section 6.2, upon the execution and delivery by the holder of such Employee Units of a counterpart signature page to this Agreement, Schedule 2.1 hereto will be modified to reflect the addition of the Employee Units issued to such holder.

   2.2 Purchase Price. The aggregate purchase price payable by the Buyer for the Purchased Interests shall be One billion three hundred eighty-four million dollars ($1,384,000,000) (the "Purchase Price").
   2.3  Payment of Purchase Price.
        (a) One hundred million dollars ($100,000,000) (the "Purchase Price Escrow Deposit") will be paid immediately upon the execution and delivery of this Agreement by federal wire transfer to an account designated by the Purchase Price
   Deposit Escrow Agent, in accordance with the terms of an escrow agreement between the Buyer and the Company substantially in the form attached hereto as Exhibit A. At the Closing, such amount, plus all interest or other earnings thereon, will be returned to the Buyer
        (b) The Purchase Price will be paid at the Closing to the Sellers (by federal wire transfer of immediately available funds to accounts of the Sellers designated in writing to the Buyer at least five business days prior to the Closing by the Company (on behalf of the Sellers)) in accordance with a schedule (the "Purchase Price Payment Schedule") to be delivered by the Company (on behalf of the Sellers) to the Buyer at least two business days prior to the Closing. Buyer shall be entitled to rely exclusively on the Purchase Price Payment Schedule and shall have no responsibility to determine whether the Purchase Price Payment Schedule was properly prepared. Notwithstanding the foregoing, the Purchase Price Payment Schedule shall not reflect a value for MCPI in excess of $39.417 million (adjusted, as appropriate, to take into account the effect of the Closing occurring either before or after June 30, 1998 on the accruals of preferred returns).

        (c) The aggregate consideration to the Sellers in connection with the transactions contemplated hereby shall be allocated between tangible assets and Franchises in accordance with Schedule 2.3 hereto (the "Allocation of Transaction Consideration Schedule"). The parties shall not take any tax position inconsistent with such allocation.
3. Representations and Warranties of the Sellers, MCPI and MCPLP.
   3.1  Representations and Warranties of the Sellers.  Each
Seller hereby, severally and not jointly, represents and warrants as follows, as of the date of this Agreement (or, in the case of any Seller who holds Employee Units and who becomes a party hereto by execution of a counterpart signature page hereto subsequent to the date of this Agreement, as of the date of the execution and delivery of such counterpart signature page), and as of the Closing Date, and acknowledges that the Buyer is relying on such representations and warranties in connection with the purchase of the Purchased Interests:
        (a) Title to Purchased Interests. Such Seller owns, beneficially and of record, all of the Purchased Interests identified opposite such Seller's name on Schedule 2.1 hereto, free and clear of all liens and encumbrances other than, if applicable, any liens or encumbrances that will be terminated or otherwise released prior to the Closing. Upon the Closing, the Buyer will have valid title to all of the Purchased Interests identified opposite such Seller's name on Schedule
   2.1 hereto, free and clear of all liens and encumbrances, other than any liens or encumbrances created by the Buyer or arising through the Buyer.
        (b) Enforceability of Agreement. This Agreement has been duly and validly executed and delivered by such Seller and constitutes a legal, valid and binding obligation of such
   Seller, enforceable against such Seller in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium and other similar laws or principles affecting the rights of creditors generally and except for limitations imposed by general principles of equity.
        (c)  No Conflict; Required Filings and Consents.
             (i) Except as set forth on Schedule 3.1 hereto (and assuming compliance with the HSR Act), the execution and delivery of this Agreement by such Seller does not, and the performance by such Seller of its obligations under this Agreement will not, (i) conflict with or violate the agreement of limited partnership, certificate of limited partnership, certificate of incorporation, by-laws or equivalent organizational documents of such Seller, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to such Seller or by which any property or asset of such Seller is bound or affected or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Seller is a party or by which such Seller or any property or asset of such Seller is bound except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not have a Material Adverse Effect.
             (ii) The execution and delivery of this Agreement by such Seller does not, and the performance of this Agreement by such Seller will not, require such Seller to obtain or make any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, including, without limitation, any governmental administrative agency or franchising authority (each a "Governmental Authority"), except for the matters disclosed in Schedule 3.1 hereto or except (i) for applicable requirements, if any, of (A) federal or state securities or "blue sky" laws, (B) the Communications Act of 1934, as amended (the "Communications Act"), and (C) state and local Governmental Authorities, including state and local Franchise authorities, (ii) as required under the HSR Act, and (iii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not have a Material Adverse Effect.
        (d) Purchased Interests. If such Seller is selling MCPI Non-Voting Shares, (i) such MCPI Non-Voting Shares being sold by such Seller pursuant to this Agreement, together with the MCPI Voting Shares which are the subject of the Marcus
   Put/Call Agreement, will constitute (at all times from and following the MCPI Recapitalization and until the Closing) all outstanding shares of capital stock of MCPI and (ii) there are no options, warrants or other rights, agreements, arrangements or commitments of any character obligating MCPI to issue or sell any shares of its capital stock or other equity interests in MCPI.
        (e) If such Seller is selling MCPLP L.P. Units, (i) such MCPLP L.P. Units, together with the MCPLP L.P. Units being sold by other Sellers pursuant to this Agreement and the general partner interest of MCPLP that is owned solely by

   MCPI, constitute all outstanding equity interests in MCPLP, and (ii) there are no options, warrants or other rights, agreements, or arrangements or commitments of any character obligating MCPLP to issue or sell any equity interests in MCPLP.
        (f) If such Seller is selling Company L.P. Units, (i) such Company L.P. Units, together with the Company L.P. Units being sold by other Sellers pursuant to this Agreement, the general partner interest of the Company that is owned solely by MCPLP and any Employee Units not sold pursuant to this Agreement, constitute all outstanding equity interests in the Company, and (ii) there are no options, warrants or other rights, agreements, arrangements or commitments of any character obligating the Company or its Subsidiaries to issue or sell any equity interests in the Company or any Subsidiary of the Company. The aggregate number of Employee Units represents not more than 31,517 of the total Company L.P. Units.
        (g) If such Seller is an employee of any member of the Company Group (an "Employee Seller"), all appropriate withholding Tax amounts have been paid with respect to (i) the Company L.P. Units held by such Employee Seller, if any, and
   (ii) the MCPLP L.P. Units held by such Employee Seller, if any, and such Employee Seller hereby authorizes the Company or MCPLP, as the case may be, to determine any withholding Tax owed with respect to such Company L.P. Units or MCPLP L.P. Units, as applicable, and to instruct the Buyer to pay to the Company or MCPLP, as applicable, such withholding Tax amounts so determined in the Purchase Price Payment Schedule and to reduce such Employee Seller's allocation of the Purchase Price by the amount of such withholding Tax. Notwithstanding the foregoing, each such Employee Seller will remain liable for all withholding Taxes with respect to the Company L.P. Units and the MCPLP L.P. Units.
   3.2 Representations and Warranties of MCPI. MCPI hereby represents and warrants as follows and acknowledges that the Buyer is relying on such representations and warranties in connection with the purchase of the Purchased Interests:
        (a) Organization and Qualification. MCPI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. MCPI has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power, authority and governmental approvals would not have a Material Adverse Effect.
        (b) Organizational Documents. MCPI has heretofore made available to the Buyer a complete and correct copy of the certificate of incorporation and by-laws, each as amended to date, of MCPI. Such organizational documents are in full force and effect. MCPI is not in violation of any provision of its certificate of incorporation or by-laws.
        (c) Authority Relative to This Agreement. MCPI has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by MCPI and the consummation by MCPI of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate action on the part of MCPI is necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by MCPI and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of MCPI, enforceable against MCPI in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium and similar laws affecting the rights of creditors generally and except for limitations imposed by general principles of equity.
        (d)  No Conflict; Required Filings and Consents.
             (i) Except as set forth on Schedule 3.2(d) hereto (and assuming compliance with the HSR Act), the execution and delivery of this Agreement by MCPI does not, and the performance by MCPI of its obligations under this Agreement will not, (i) conflict with or violate the certificate of incorporation or by-laws of MCPI, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to MCPI or by which any property or asset of MCPI is bound or affected or
        (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss of a material benefit under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of MCPI pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which MCPI is a party or by which MCPI or any property or asset of MCPI is bound or affected, except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not have a Material Adverse Effect.
             (ii) The execution and delivery of this Agreement by MCPI does not, and the performance of this Agreement by MCPI will not, require MCPI to obtain or make any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except for the matters disclosed in Schedule 3.2(d) hereto or except (i) for applicable requirements, if any, of (A) federal or state securities or "blue sky" laws,
        (B) the Communications Act, and (C) state and local Governmental Authorities, including state and local Franchise authorities listed on Schedule 3.2(d) hereto,
        (ii) as required under the HSR Act and (iii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not have a Material Adverse Effect.
        (e) Certain Capitalization Matters. The MCPI Non-Voting Shares to be sold to the Buyer pursuant to the Agreement, as identified on Schedule 2.1 hereto, together with the MCPI Voting Shares which are the subject of the Marcus Put/Call Agreement, will constitute (at all times from and following the MCPI Recapitalization until the Closing) all outstanding shares of capital stock of MCPI. MCPI owns, beneficially and of record, all outstanding general partner interests of MCPLP, free and clear of all liens and encumbrances. There are no options, warrants or other rights, agreements, arrangements or commitments of any character obligating MCPI to issue or sell any shares of its capital stock or other equity interests.

        (f) Assets of MCPI. MCPI has no substantial assets other than its general partner interest in MCPLP and promissory notes of Jeffrey A. Marcus in the aggregate principal amount of $6,575,066 as of December 31, 1997 (the "Promissory Notes"), which will be distributed by MCPI to its stockholders prior to the Closing. MCPI has no substantial liabilities, except as a result of its status as general partner of MCPLP.
   3.3 Representations and Warranties of MCPLP. MCPLP hereby represents and warrants as follows and acknowledges that the Buyer is relying on such representations and warranties in connection with the purchase of the Purchased Interests:
        (a) Organization and Qualification. MCPLP is a partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. MCPLP has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power, authority and governmental approvals would not have a Material Adverse Effect.
        (b) Organizational Documents. MCPLP has heretofore made available to the Buyer a complete and correct copy of each of the agreement of limited partnership and certificate of limited partnership, each as amended to date, of MCPLP. Such organizational documents are in full force and effect. MCPLP is not in violation of any provision of its agreement of limited partnership, or certificate of limited partnership.
        (c) Authority Relative to This Agreement. MCPLP has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consum-mate the transactions contemplated hereby. The execution and delivery of this Agreement by MCPLP and the consummation by MCPLP of the transactions contemplated hereby have been duly and validly authorized by all necessary partnership action and no other partnership proceedings on the part of MCPLP are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by MCPLP and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of MCPLP, enforceable against MCPLP in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium and similar laws or principles affecting the rights of creditors generally and except for limitations imposed by general principles of equity.
        (d)  No Conflict; Required Filings and Consents.
             (i) Except as set forth on Schedule 3.3(d) hereto (and assuming compliance with the HSR Act), the execution and delivery of this Agreement by MCPLP does not, and the performance by MCPLP of its obligations under this Agreement will not, (i) conflict with or violate the agreement of limited partnership, or certificate of limited partnership, of MCPLP, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to MCPLP or by which any property or asset of MCPLP is bound or affected or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss of a material benefit under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of MCPLP pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which MCPLP is a party or by which MCPLP or any property or asset of MCPLP is bound or affected, except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not have a Material Adverse Effect.
             (ii) The execution and delivery of this Agreement by MCPLP does not, and the performance of this Agreement by MCPLP will not, require MCPLP to obtain or make any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except for matters disclosed on Schedule 3.3(d) hereto or except (i) for applicable requirements, if any, of (A) federal or state securities or "blue sky" laws, (B) the Communications Act, and (C) state and local Governmental Authorities, including state and local Franchise authorities, (ii) as required under the HSR Act and (iii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not have a Material Adverse Effect.
        (e)  Certain Capitalization Matters.  The MCPLP L.P.
   Units to be sold to the Buyer pursuant to this Agreement, as identified on Schedule 2.1 hereto, constitute all outstanding limited partner interests of MCPLP. MCPLP owns, beneficially and of record, all outstanding general partner interests of the Company, free and clear of all liens or encumbrances.
   There are no options, warrants or other rights, agreements, arrangements or commitments of any character obligating MCPLP to issue or sell any equity interests in MCPLP.
        (f) Assets of MCPLP. MCPLP has no substantial assets other than its general partner interest in the Company and certain limited partner interests in certain Subsidiaries of the Company which will be transferred to Subsidiaries of MCPLP prior to the Closing pursuant to the MCC Reorganization.
   MCPLP has no substantial liabilities, except as a result of its status as general partner of the Company.
4. Representations and Warranties of the Company, MCPLP and MCPI. The Company, MCPLP and MCPI, jointly and severally, hereby represent and warrant as follows and acknowledge that the Buyer is relying on such representations and warranties in connection with the purchase of the Purchased Interests:
   4.1  Organization and Qualification; Subsidiaries.
        (a) The Company and each of its Subsidiaries is a partnership, corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization. The
   Company and each of its Subsidiaries has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power, authority and governmental approvals would not have a Material Adverse Effect. The Company and each of its Subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not have a Material Adverse Effect.
        (b) The Company has heretofore furnished or made available to Buyer a complete and correct list of the Subsidiaries of the Company, which list sets forth the amount of capital stock of or other equity interests in such Subsidiaries owned by the Company, directly or indirectly.
   4.2 Organizational Documents. The Company has heretofore made available to the Buyer a complete and correct copy of each of the agreement of limited partnership, certificate of limited partnership, certificate of incorporation and by-laws, or equivalent organizational documents, each as amended to date, of the Company and each Subsidiary of the Company. Such organizational documents are in full force and effect. Neither the Company nor any Subsidiary of the Company is in violation of any provision of its agreement of limited partnership, certificate of limited partnership, certificate of incorporation, by-laws or equivalent organizational documents, as applicable.
   4.3 Capitalization. The Company L.P. Units to be sold to the Buyer pursuant to this Agreement, as identified on Schedule 2.1 hereto, constitute all outstanding limited partner interests of the Company. The Company, together with MCPLP, owns, directly or through one or more Subsidiaries, all the outstanding general partner interests, limited partner interests, and all other outstanding equity interests of each Subsidiary of the Company. There are no (i) options, warrants or other rights, agreements, arrangements or commitments of any character obligating the Company or any Subsidiary of the Company to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Subsidiary of the

Company, (ii) equity equivalents, performance shares, interests in the ownership or earnings of any Company Group member or other similar rights issued by a Company Group member or
(iii) outstanding obligations of any Company Group member to repurchase, redeem or otherwise acquire any equity interest therein.
   4.4 Authority Relative to This Agreement. The Company has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary partnership action and no other partnership proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium and similar laws or principles affecting the rights of creditors generally and except for limitations imposed by general principles of equity.
   4.5  No Conflict; Required Filings and Consents.
        (a) Except as set forth on Schedule 4.5 hereto (assuming compliance with the HSR Act), the execution and delivery of this Agreement by the Company does not, and the performance by the Company of its obligations under this Agreement will not,
   (i) conflict with or violate the agreement of limited partnership, certificate of limited partnership, certificate of incorporation, by-laws or equivalent organizational documents of the Company or any Subsidiary of the Company,
   (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any Subsidiary of the Company or by which any property or asset of the Company or any Subsidiary of the Company is bound or affected or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss of a material benefit under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any Subsidiary of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Subsidiary of the Company is a party or by which the Company or any Subsidiary of the Company or any property or asset of the Company or any Subsidiary of the Company is bound or affected, except (A) in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not have a Material Adverse
   Effect and (B) in the case of clause (iii), for any such conflicts, violations, breaches, defaults or other occurrences with respect to the Credit Facility or the Indentures (with respect to which the representation set forth in clause (iii) is not given).
        (b) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require the Company or any of its Subsidiaries to obtain or make any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except for matters disclosed on
   Schedule 4.5 hereto or except (i) for
   applicable requirements,
   if any, of (A) federal or state securities or "blue sky" laws,
   (B) the Communications Act, and (C) state and local
   Governmental Authorities, including state and local Franchise authorities, (ii) as required under the HSR Act and (iii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not have a Material Adverse Effect.
   4.6  Compliance.
        (a) The Company and its Subsidiaries hold all licenses, Franchises, certificates, consents, permits, qualifications and authorizations from all Governmental Authorities necessary for the lawful conduct of the Company's and its Subsidiaries' business, except where the failure to hold any of the foregoing would not have a Material Adverse Effect. Neither the Company nor any Subsidiary of the Company is in conflict with, or in default or violation of, (a) any law, rule, regulation, order, judgment or decree applicable to the Company or any Subsidiary of the Company or by which any property or asset of the Company or any Subsidiary of the Company is bound or affected, or (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Subsidiary of the Company is a party or by which the Company or any Subsidiary of the Company or any property or asset of the Company or any Subsidiary of the Company is bound or affected, except for any such conflicts, defaults or violations that would not have a Material Adverse Effect.
        (b)  Except as would not have a Material Adverse Effect,
   (i) the Company and its Subsidiaries are operating in compliance in all material respects with the provisions of the Communications Act and the rules and regulations of the FCC,

   (ii) all reports required by the FCC to be filed and fees required to be paid to the FCC for each System for the most recent reporting or filing period for which such reports or payments are due have been timely and accurately filed, (iii) each System makes available to customers and third parties all equipment and facilities required under any applicable federal, state or local laws, rules, regulations and ordinances, (iv) each System provides customers with periodic notices and information as required by FCC rules and regulations and (v) each employment unit comprised of one or more Systems has been certified by the FCC for compliance with the rules and regulations governing equal employment opportunity for each reporting year since such System was acquired by the Company or one of its Subsidiaries.
        (c) The Company and its Subsidiaries are providing syndicated exclusivity and network nonduplication protection to stations entitled thereto which have requested such protection and have followed the FCC procedures applicable to origination cablecasting, the fairness doctrine, equal time and personal attack obligations, obscenity, sponsorship identifications and sponsorship lists as specified by FCC rules, except where the failure to so provide such protection or follow such procedures would not have a Material Adverse Effect. The Company and its Subsidiaries have obtained all necessary consents for the retransmission of broadcast signals or are carrying such signals pursuant to must carry elections.
        (d) Except for normal "blackout," with respect to syndicated exclusivity or network nonduplication notices pursuant to FCC regulations, no notices or demands have been received from any television station or from any other person claiming to have a right, or objecting to or challenging the right of the Company or any Subsidiary of the Company, to carry on any Systems any program services, including without limitation, broadcast signals or deliver the same, as now being carried or challenging the channel position on which any television station is carried or demanding the Company or any of its Subsidiaries to carry any program services not carried, except where such claim, demand, objection or challenge would not have a Material Adverse Effect.
        (e) The Company and its Subsidiaries maintain appropriate files at the Systems as required by FCC rules, except as would not have a Material Adverse Effect. The Company has made available to Buyer true and complete copies of (i) all FCC cable rate regulation forms that have been filed with the FCC by the Company or any of its Subsidiaries,
   (ii) all material correspondence with any Governmental Authority, customer, or other interested party relating to rate regulation generally or specific rates charged to customers of the Systems, including, without limitation, any complaints filed with the FCC with respect to any rates charged to customers of the Systems, all FCC orders with respect to rate complaints or petitions for review or appeals of local rate decisions; (iii) all pleadings filed by the Company, any Subsidiary or any other party in any pending FCC rate proceeding involving any Systems' rates, and (iv) any documentation supporting an exemption from the rate regulation provisions of the Communications Act claimed by the Company or any of its Subsidiaries with respect to the Systems. The Company has provided to Buyer an accurate list of all Franchise areas that are certified to regulate rates pursuant to the laws and regulations of the FCC and a list of all Franchise areas in which a complaint regarding cable programming services has been filed with the FCC. All factual statements made by or on behalf of the Systems in any such form are accurate and complete except as would not have a Material Adverse Effect. Each System is in compliance with all orders of local franchise authorities or the FCC affecting such System's rates, except as would not have a Material Adverse Effect.
        (f) Since January 1, 1995, the Company and its Subsidiaries have filed timely and accurately all copyright notices, reports, statements, supplemental statements and amendments required to be filed by Section 111 of the Copyright Act of 1976, as amended (the "Copyright Act"), and have timely and accurately paid all fees required to be paid pursuant to Section 111 of the Copyright Act and the rules and regulations of the United States Copyright Office with respect to the operation of the Systems, except where the failure to file or pay would not have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any written notice from the United States Copyright Office, or any other person, either challenging any copyright filing or payment made by a System or alleging a failure by such System to make any copyright filing or payment, or threatening to bring suit for copyright infringement, in each case except as would not have a Material Adverse Effect. No member of the Company Group is aware of any failure of any System acquired by the Company or its Subsidiaries since January 1, 1995 to make copyright filings or payments or any pending claim against such System pre-dating January 1, 1995, except where such failure or claim would not have a Material Adverse Effect.
        (g) The Company and its Subsidiaries have obtained all necessary FAA approvals and waivers with respect to system towers and are in compliance with all FAA rules and regulations applicable to the Business, except where the failure to obtain such or be in such compliance would not have a Material Adverse Affect. The Company has made available to Buyer true and complete copies of all material FAA approvals and waivers.
        (h) No System has received any written notice from any Governmental Authority of its intent to investigate customer rates (other than with respect to FCC rate regulation) or business practices, pursuant to a customer complaint or otherwise, including without limitation under any state or local so-called "consumer protection," "trade practice" or other similar law, or any other statute, law, ordinance, rule or regulation.
   4.7 SEC Filings; Financial Statements. Except as set forth on Schedule 4.7 hereto,
        (a) The Company has filed all forms, reports and documents required to be filed by it with the SEC since January 1, 1995 and, to the extent any of the following is applicable, has heretofore made available to the Buyer, in the form filed with the SEC (excluding any exhibits thereto), (i) its Annual Reports on Form 10-K for the fiscal years ended December 31, 1995, 1996 and 1997, respectively, (ii) its Quarterly Reports on Form 10-Q for the periods ended March 31, June 30 and September 30, 1997, and (iii) all other forms, reports and other registration statements (other than Quarterly Reports on Form 10-Q not referred to in clause (ii) above) filed by the Company with the SEC since January 1, 1995 (the forms, reports and other documents referred to in clauses
   (i), (ii) and (iii) above being referred to herein, collectively, as the "SEC Reports"). The SEC Reports and any forms, reports and other documents filed by the Company with the SEC after the date of this Agreement (x) were or will be prepared in accordance with the requirements of the Securities

   Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (y) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.
        (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the SEC Reports was prepared in accordance with GAAP (except as may be indicated in the notes thereto) and each fairly presented the financial position, results of operations and cash flows of the Company and its Subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected to be material in amount).
        (c) Except as set forth in Schedule 4.7 hereto, or except as and to the extent set forth in the SEC Reports filed with the SEC prior to the date of this Agreement, the Company and its Subsidiaries do not have any liability or obligation (whether accrued, absolute, contingent or otherwise) that are required by GAAP to be disclosed on a balance sheet other than liabilities and obligations which would not have a Material Adverse Effect.
   4.8  Franchises and Material Agreements.
        (a) As of December 31, 1997, after giving effect to the Mountain Brook Acquisition and the Divestiture Transactions, the Business (i) had a Basic Customer Factor of approximately 1,062,000, (ii) passed approximately 1,700,000 dwelling units, and (iii) included approximately 26,000 plant miles of coaxial and fiber optic cable. The Company Group has provided Buyer with access to true and complete copies of each Franchise and all amendments or supplements thereto. Each Franchise and Material Agreement (as defined below) is the validly existing, legally enforceable obligation of the Company or any of its Subsidiaries, as applicable, except as enforcement may be limited to bankruptcy, insolvency, moratorium and similar laws or principles affecting the rights of creditors generally and except for limitations imposed by general principles of equity. Each of the Company and its Subsidiaries is validly and lawfully operating under its Franchises and the Material Agreements to which it is a party, all of which are in full force and effect, except where the failure to so operate or the failure of such to be in full force and effect would not have a Material Adverse Effect. Each member of the Company Group has duly complied with all of the terms and conditions of each of its Franchises and each Material Agreement to which it is a party, except where the failure to so comply would not have a Material Adverse Effect. Without limiting the generality of the foregoing, all indebtedness incurred by any Company Group member was incurred in compliance with the Material Agreements, except as would not have a Material Adverse Effect. The Company is not aware of any third-party breach or default (or other act or omission that with notice, passage of time or both would constitute a default) under any Material Agreement. "Material Agreements" means (i) each Indenture and the Credit Agreement and (ii) each agreement, contract, arrangement which (A) is material to the ownership and operation of the business of the members of the Company Group, taken as a whole, to which any member of the Company Group is a party or by which any of their properties or assets are bound, (B) contains an unexpired covenant not to compete or similar restriction applying to any member of the Company Group, (C) consists of an interest rate, currency or commodity hedging, swap or similar derivative transactions, (D) obligates any member of the Company Group to acquire or dispose of any cable television system or any cable television franchise or (E) would be required to be filed and have not been filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 or to the Company's SEC Reports filed subsequent thereto and prior to the date of this Agreement.
        (b) Except as set forth in the Franchises, no person (including any Governmental Authority) has any right to acquire any interest in any cable television system or assets of any member of the Company Group (including any right of first refusal or similar right) upon a change of control of the franchisee, other than rights of condemnation or eminent domain afforded by law. Except as set forth on Schedule 4.8 hereto, no geographic area served by the Systems is presently subject to, or to the Company Group's knowledge, threatened to be subject to, any material overbuild situation. Except as previously disclosed to the Buyer in writing, to the Company Group's knowledge, no other person (i) has been granted or, applied for the consent or approval of any Governmental Authority for the installation, construction, development, ownership, or operation of a cable television system (as defined in the Cable Communications Policy Act of 1984, as amended) within any geographic area served by the cable television systems of the Company Group (other than county-wide franchises where operators have not shown any significant interest in overbuilding) or (ii) operates, or has commenced the construction, installation or development of, any cable television system (as defined in the Cable Communications Policy Act of 1984, as amended) within any geographic area served by the Systems, except where the grant or approval, or operation of, such cable television system would not have a Material Adverse Effect.
        (c) No member of the Company Group has made any material commitments to any state, municipal, local or other governmental commission, agency or body with respect to the operation and construction of their respective Systems which are not fully reflected in the Franchises, except as would not have a Material Adverse Effect. No member of the Company
   Group has entered into any agreements with any Governmental Authority, community groups or similar third parties restricting or limiting the types of programming that may be shown on such Systems, except where such restrictions or limitations would not have a Material Adverse Effect.
        (d) There exists no factor or matter which would constitute a legally valid basis for revocation, suspension, termination or denial of granting of a new Franchise upon the expiration thereof, or elimination of rights thereunder, except where such revocation, suspension, termination, denial or elimination would not have a Material Adverse Effect. No Franchise authority has advised any member of the Company Group, in writing, or otherwise formally notified any member of the Company Group in accordance with the terms of the applicable Franchise, of its intention to deny renewal of an existing Franchise. Except as would not have a Material Adverse Effect, the Company Group has no reason to believe that any Franchise will not be renewed in accordance with
   Section 626 of the Communications Act on reasonable terms.

   The members of the Company Group have timely filed notices of renewal in accordance with the Communications Act with all necessary franchising authorities and have diligently pursued the renewal of each Franchise expiring within 36 months after the date of this Agreement, except as previously disclosed in writing to the Buyer or except where the failure to so file any such notice and to diligently pursue any such renewal would not have a Material Adverse Effect.
   4.9 Absence of Certain Changes or Events. Since December 31, 1997, except as contemplated by this Agreement or as set forth on
Schedule 4.9 hereto, or as disclosed in any SEC Report filed since December 31, 1997, and prior to the date of this Agreement, the members of the Company Group have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since December 31, 1997, there has not been (a) as of the date hereof, any change, occurrence or circumstance in the business, results of operations or financial condition of the members of the Company Group having a Material Adverse Effect, (b) any damage, destruction or loss (whether or not covered by insurance) with respect to any property or asset of any member of the Company Group and having a Material Adverse Effect, (c) any change by any member of the Company Group in its accounting methods, principles or practices which would be required to be disclosed pursuant to federal securities laws, (d) other than the distribution of the Promissory Notes by MCPI to its stockholders, any declaration, setting aside or payment of any dividend or distribution in respect of any equity interest of any member of the Company Group or any redemption, purchase or other acquisition of any of their respective securities other than dividends or distributions by a member of the Company Group or to another member of the Company Group, or (e) other than pursuant to the plans, programs or arrangements referred to in Section 4.11 and other than in the ordinary course of business consistent with past practice, any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, option, stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any executive officers of any member of the Company Group (excluding, however, any stay put bonus arrangements or similar arrangements put in place with respect to, or paid to, executive officers or employees of any member of the Company Group as of the date hereof or put in place in accordance with Section 6.2).
   4.10 Absence of Litigation. Except as previously disclosed in writing to the Buyer, or except as disclosed in the SEC Reports filed with the SEC prior to the date of this Agreement, there is no claim, action, proceeding or investigation pending or, to the knowledge of the Company Group, threatened against any member of the Company Group, or any property or asset of any member of the Company Group (except for proceedings or investigations affecting the cable television industry generally), before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, which would have a Material Adverse Effect. None of the litigation previously disclosed to Buyer or in the SEC Reports is reasonably anticipated by the Company to have a Material Adverse Effect. Except as disclosed in the SEC Reports filed with the SEC prior to the date of this Agreement, no member of the Company Group nor any property or asset of any member of the Company Group is subject to any order, writ, judgment, injunction, decree, determination or award which would have a Material Adverse Effect, or which is reasonably likely to delay the consummation of the transactions contemplated hereby.

   4.11 ERISA Plans.
        (a) Existence of Plans. For purposes of this Agreement, the term "Plans" shall mean (i) all "Employee Benefit Plans" (as such term is defined in Section 3(3) of the Employee Retirement
Income Security Act of 1974, as amended ("ERISA")), of which MCPI,
MCPLP, the Company, its Subsidiaries or any member of the same controlled group of businesses as any member of the Company Group within the meaning of Section 4001(a)(14) of ERISA (an "ERISA
Affiliate") is or has been during the last six years a sponsor or participating employer or as to which any member of the Company
Group or any of their respective ERISA Affiliates makes contributions or is required to make contributions, and (ii) any similar employment, severance or other arrangement or policy of any member of the Company Group or of any of their respective ERISA
Affiliates (whether written or oral) providing for insurance coverage (including self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, fringe benefits or retirement benefits, or for profit sharing, deferred compensation, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits. Except as is disclosed on Schedule 4.11, (i) none of the Company Group members nor any of their respective ERISA Affiliates maintains or sponsors (or has during the last six years maintained or sponsored), or makes or is required to make contributions to, any Plans, (ii) none of the Plans is or was a "multi-employer plan," as defined in Section 3(37) of ERISA is or was subject to
Section 412 of the Code, (iii) none of the Plans is or was a "defined benefit pension plan" within the meaning of Section 3(35) of ERISA, and (iv) none of the Plans provides or provided post-retirement medical or health benefits, (v) none of the Plans is or was a "welfare benefit fund," as defined in Section 419(e) of the

Code, or an organization described in Sections 501(c)(9) or 501(c)(20) of the Code, and (vi) no member of the Company Group, nor any ERISA Affiliate has announced or otherwise made any commitment to create or amend any Plan. The Company has never contributed or been obligated to contribute to any "multi-employer plan," as defined in Section 3(37) of ERISA. There are no Plans which the Company will not be able to terminate immediately after the Closing in accordance with their terms and ERISA. The Company has delivered to the Buyer true and complete copies of: (i) each of the Plans, (ii) any related funding agreements thereto (including insurance contracts) including all amendments, all of which are legally valid and binding and in full force and effect and there are no defaults thereunder except for any such failure to be legally valid and binding or in full force and effect or for any defaults which would not have a Material Adverse Effect, (iii) the currently effective Summary Plan Description pertaining to each of the Plans, (iv) the three most recent annual reports for each of the Plans (including all relevant schedules), and (v) the most recent Internal Revenue Service determination letter for each Plan which is intended to constitute a qualified plan under Section 401 of the Code.
        (b)  Penalties; Reportable Events. No member of the
Company Group nor any ERISA Affiliate of either is subject to any liability, tax or penalty to any Person or governmental agency as a result of engaging in a prohibited transaction under ERISA or the Code except as would not have a Material Adverse Effect. Each Plan which is required to comply with the provisions of Sections 4980B and 4980C of the Code, or with the requirements referred to in
Section 4980D(a) of the Code, has complied except as would not have a Material Adverse Effect. No event has occurred which could subject any Plan to tax under Section 511 of the Code.

        (c) Qualification. Each of the Plans which is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, and has been operated in compliance with its terms and with the provisions of the Code except as would not have a Material Adverse Effect. All of the Plans have been administered and maintained in compliance with ERISA, the Code and all other applicable laws except as would not have a Material Adverse Effect. All contributions required to be made to each of the Plans under the terms of that Plan, ERISA, the Code or any other applicable laws have been timely made except as would not have a Material Adverse Effect. Each Plan intended to meet the requirements for tax-favored treatment under Subchapter B of Chapter 1 of the Code meets such requirements except as would not have a Material Adverse Effect. The Company 1997 Balance Sheet (as defined in Section 4.13) properly reflects all material amounts required to be accrued as liabilities as of December 31, 1997 under each of the Plans. There is no contract, agreement or benefit arrangement covering any employee of any member of the Company Group which, individually or collectively, could give rise to the payment of any amount which would constitute an "excess parachute payment" (as defined in Section 280G of the Code) except as would not have a Material Adverse Effect. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, alone or in conjunction with any other event, such as a voluntary or involuntary termination of employment, will (i) result in any payment becoming due to any employee, former employee, officer, director, or consultant, or any of their dependents (other than (i) the signing bonuses or stay put bonuses permitted pursuant to Section 6.2 hereof, (ii) any accelerated vesting of Employee Units or (iii) any benefits under the severance plans listed on
Schedule 4.11), of the Company or any ERISA Affiliate; (ii) increase any benefits otherwise payable under any Plan; or (iii) result in the acceleration of the time of payment or vesting of any benefits under any Plan except as would not have a Material Adverse Effect. Except as disclosed on Schedule 4.11, there are no severance agreements or employment agreements between the Company or any ERISA Affiliate and any employee of the Company or such ERISA Affiliate except as would not have a Material Adverse Effect. With respect to any insurance policy which provides, or has provided, funding for benefits under any Plan, (A) there is and will be no liability of any member of the Company Group or the Buyer in the nature of a retroactive or retrospective rate adjustment, loss sharing arrangement, or actual or contingent liability as of the Closing, nor would there be any such liability if such insurance policy were terminated as of the Closing, and (B) to the knowledge of the Company Group, no insurance company issuing any such policy is in receivership, conservatorship, bankruptcy, liquidation, or similar proceeding, and, to the knowledge of the Company Group, no such proceedings with respect to any insurer are imminent except as would not have a Material Adverse Effect.
        (e) Litigation. Other than routine claims for benefits under the Plans, there are no pending, or, to the knowledge of the Company Group, threatened, investigations, proceedings, claims, lawsuits, disputes, actions, audits or controversies involving the Plans, or the fiduciaries, administrators, or trustees of any of the Plans or any member of the Company Group or any ERISA Affiliate of either as the employer or sponsor under any Plan, with any of the Internal Revenue Service, the Department of Labor, the Pension Benefit Guaranty Corporation, any participant in or beneficiary of any Plan, except as would not have a Material Adverse Effect. The Company knows of no reasonable basis for any such claim, lawsuit, dispute, action or controversy.

   4.12 Trademarks, Patents and Copyrights. Schedule 4.12 sets forth all of the federal and state service mark registrations and applications of the Company Group. Except as would not have a Material Adverse Effect, the Company Group holds all right and title to such service marks and registrations, free and clear of any liens, encumbrance or third party license rights. Except as would not have a Material Adverse Effect, the Company and the Subsidiaries of the Company own or possess adequate licenses or other valid rights to use all material patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, service marks, trade secrets, applications for trademarks and for service marks, know-how and other proprietary rights and information used or held for use in connection with the business of the Company and the Subsidiaries of the Company as currently conducted or as contemplated to be conducted, and the Company is unaware of any assertion or claim challenging the validity of any of the foregoing which would have a Material Adverse Effect. The conduct of the business of the Company and the Subsidiaries of the Company as currently conducted does not conflict in any way with any patent, patent right, license, trademark, trademark right, trade name, trade name right, service mark or copyright of any third party which would have a Material Adverse Effect. To the knowledge of the Company Group, there are no infringements of any proprietary rights owned by or licensed by or to the Company or any Subsidiary of the Company which would have a Material Adverse Effect.
   4.13 Taxes.
        (a) The Company, its Subsidiaries, MCPLP and MCPI have timely filed all federal, state, local and foreign Tax Returns required to be filed by them through the date hereof and shall timely file all Tax Returns required to be filed at or before the Closing, except for such returns and reports the failure of which to file timely would not have a

Material Adverse Effect.  Such
reports and returns are and will be true, correct and complete, except for such failure to be true, correct and complete as would not have a Material Adverse Effect. The Company, its Subsidiaries, MCPLP and MCPI have paid and discharged all Taxes due from them, other than such Taxes that are being contested in good faith by appropriate proceedings and are adequately reserved as shown in the audited consolidated balance sheet of the Company dated December 31, 1997 (the "Company 1997 Balance Sheet"), except for such failures to so pay and discharge which would not have a Material Adverse Effect. Neither the IRS nor any other taxing authority or agency, domestic or foreign, is now asserting or, to the knowledge of the Company Group, threatening to assert against any member of the Company Group, stockholders of MCPI or partners of the Company or MCPLP any deficiency or material claim for additional Taxes which, if such deficiencies or claims were finally resolved against any such member of the Company Group, any such stockholders of MCPI or any such partners would have a Material Adverse Effect or, in the case of stockholders of MCPI or partners of MCPLP or the Company, would have a Material Adverse Effect if such deficiencies or claims were levied against MCPI, MCPLP or the Company.
Moreover, the Company Group has no knowledge of any facts on the basis of which taxing authorities could assert deficiencies or claims described in the preceding sentence. The accruals and reserves for Taxes reflected in the Company 1997 Balance Sheet are adequate in accordance with generally accepted accounting principles. The Company, its Subsidiaries, MCPLP or MCPI have withheld or collected and paid over to the appropriate Governmental Authorities or are properly holding for such payment all Taxes required by law to be withheld or collected, except for such failures to have so withheld or collected and paid over or to be so holding for payment which would not have a Material Adverse Effect.

No member of the Company Group has a Tax liability pursuant to section 1.1502-6 of the Treasury Regulations promulgated under the Code which would have a Material Adverse Effect. There are no material liens for Taxes upon the assets of the Company, any Subsidiary of the Company, MCPLP or MCPI, other than liens for current Taxes not yet due and payable and liens for Taxes that are being contested in good faith by appropriate proceedings. For purposes of this Section 4.13, where a determination of whether a failure by the Company, any Subsidiary of the Company, MCPLP or MCPI to comply with the representations herein has a Material Adverse Effect is necessary, such determination shall be made on an aggregate basis with all other failures within this Section 4.13. Each of the Company, its Subsidiaries, MCPLP and MCPI have had and will continue to have through the Closing Date the federal tax status (i.e., partnership, S corporation or C corporation) such entity reported on its 1996 federal Tax Returns, except as results from the MCC Reorganization.
        (b) Five business days prior to the Closing, the Company will provide to the Buyer a schedule of all Employee Units and all interests in MCPLP owned by employees of any member of the Company Group that are not subject to valid elections pursuant to section 83(b) of the Code.
   4.14 Environmental Matters. The operations conducted by the Company Group are being conducted under all environmental, health and safety permits, licenses and other authorizations required under all applicable Environmental Laws (as defined below), except for such permits, licenses and other authorizations the failure of which to obtain would not have a Material Adverse Effect. All members of the Company Group have made or given all environmental, health and safety filings, reports and notices required of them under applicable Environmental Laws, except for such filings, reports and notices the failure of which to make would not have a Material Adverse Effect. All members of the Company Group are in compliance with all Environmental Laws, and have not been notified that they are liable or potentially liable under, or in violation of any, Environmental Laws, nor are there any facts, events or occurrences which could form the basis of such liability or violation, except for such noncompliance, liability or violation as would not have a Material Adverse Effect. "Environmental Law" means any statute, ordinance, code, law, or regulation, or any other requirement enacted or adopted by any Governmental Authority relating to pollution or protection of public health, safety or welfare or the environment, including those relating to emissions, discharges, releases or threatened releases of Hazardous Substances (as defined below) into the environment (including ambient air, surface water, ground water or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Clean Water Act, and any state law counterparts. "Hazardous Substances" means any material, substance or waste that is defined as "hazardous" or "toxic" under applicable Environmental Laws.
   4.15 Brokers.  Except for the fees of the persons listed on
Schedule 4.15, all of which will be paid by the Company, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions provided for in this Agreement based upon arrangements made by or on behalf of MCPI, MCPLP, the Company or any Subsidiary of the Company.
   4.16 Title to and Condition of Properties; Encumbrances.

        (a) The Company has previously delivered to the Buyer a list of all material real property owned by any member of the Company Group (the "Owned Property") and all material real property leased or operated (or leased and subleased) by any member of the Company Group (the "Leased Property"). The
   Owned Property and the Leased Property shall be referred to collectively as the "Real Property."
        (b) The members of the Company Group are the exclusive holders of all rights in or to all Real Property and all and personal, tangible and intangible, property and assets of the members of the Company Group (other than any such assets held by the members of the Company Group pursuant to leases or licenses with a person other than a member of the Company
   Group) used or useful in the ownership and operation of the cable television systems owned or operated by the members of the Company Group except where the failure to hold all of such rights would not have a Material Adverse Effect. Except as would not have a Material Adverse Effect, the members of the Company Group have good and valid title to its respective assets, free and clear of all defects and Liens except (a) materialmen's, mechanic's, carriers', or other like Liens arising in the ordinary course of business, or deposits to obtain the release of such Liens; (b) Liens for current Taxes not yet due and payable; (c) Liens or imperfections of title that do not interfere with the use or detract from the value of such property; (d) Liens to be released at or before Closing; and (e) in the case of the Real Property owned or leased by a member of the Company Group, (i) such leases for Real Property, (ii) municipal and zoning ordinances, (iii) such rights of way as do not interfere with the present use or value of the property, (iv) standard title insurance exceptions and (v) easements for public utilities, recorded building and use restrictions and covenants, and other minor encumbrances. Except as would not have a Material Adverse
   Effect, the Real Property complies with, and is operated in accordance with, all applicable ordinances, laws, rules, regulations, statutes, codes and orders (collectively referred to for purposes of this Agreement as "Applicable Laws," which term shall also include, without limitation, all "Hazardous
   Materials Laws," as defined below) affecting the Real Property or the possession, use, occupancy or operation thereof promulgated or issued by any governmental or quasi-governmental body, agency or entity and with any and all liens, encumbrances, agreements, covenants, conditions and restrictions affecting any member of the Company Group or the Real Property. Except as would not have a Material Adverse
   Effect, there are no actions, litigation or proceedings pending (or, to the knowledge of the Company Group, threatened): (1) to take all or any portion of the Real
   Property, or any interest therein, by eminent domain, or
   (2) to modify the zoning of, or other governmental rules or restrictions applicable to, the Real Property or the use or development thereof. The members of the Company Group own or have the lawful right to use all of their respective assets, properties, operating rights, easements, contracts, leases, and other instruments necessary to operate its business lawfully and as presently conducted.
        (c) The Systems and all major component parts thereof, including specifically, but not limited to, headend antenna equipment, headend amplifiers and associated equipment, line amplifiers, trunk line cable and distribution cable, are, in all material respects, in good and efficient operating condition, and require no more repair, replacement and rehabilitation than is normal in the cable television industry, and the Systems, in general, deliver a picture and sound to all customers which meets the technical standards of 47 C.F.R. Part 76, Subpart K, and adequate proof of performance tests as required thereby have been made showing compliance therewith. The Company and its Subsidiaries have not received any notification that any plant used in the Systems requires any rearrangement or rehabilitation in order to conform to the requirements of the National Electric Safety
   Code, or the terms of any pole attachment, conduit or buried cable agreement, except for any such requirement as would not have a Material Adverse Effect.
        (d) The Systems, in general, monitor signal leakage, maintain applicable signal leakage logs, conduct the cumulative leakage tests, demonstrate compliance with the cumulative leakage criteria by showing a passing cumulative leakage index or a successful flyover, and comply with the frequency separation standards, in material compliance with the requirements set forth in 47 C.F.R. Part 76 Sec.76.610 through Sec.76.619. The members of the Company Group have filed with the FCC all notifications of utilization of frequencies in the 108-137 MHZ and 225-400 MHZ bands and all other reports required to be filed under such rules and regulations and have not received any notification of objection thereto by the FCC which has not been promptly resolved by a member of the Company Group, except for any such failure to file or any such notification of objection that would not have a Material
   Adverse Effect.

   4.17 Labor Matters.
        (a) Except as disclosed on Schedule 4.17, no member of the Company Group is party to any labor or collective bargaining agreement and there are no labor or collective bargaining agreements which pertain to employees of any member of the Company Group.
        (b) Except as disclosed on Schedule 4.17, as of the date hereof, (i) no employees of any member of the Company Group are represented by any labor organization and (ii) as of the date hereof, no labor organization or group of employees of any member of the Company Group has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending, or to the knowledge of the members of the Company Group, threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority that would have a Material Adverse Effect. Except as disclosed on
   Schedule 4.17, to the knowledge of the members of the Company Group, there are no formal organizing activities involving employees of the members of the Company Group pending with, or threatened by, any labor organization that would have a Material Adverse Effect.
        (c) As of the date of this Agreement, (i) there are no strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances or other material labor disputes pending or, to the knowledge of the Company, threatened against or involving the Company or any of its Subsidiaries and (ii) there are no unfair labor practice charges, material grievances or material complaints pending or, to the knowledge of the Company, threatened by or on behalf of any employee or group of employees of the Company or any of its Subsidiaries.
   4.18 Full Disclosure. The representations, taken as a whole, of the Company, MCPLP, MCPI and the Sellers in this Agreement do not contain any untrue statement of a material fact, and do not omit to state any material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
   4.19 Transactions with Affiliates. Schedule 4.19 hereto sets forth a list of (i) each material agreement in effect as of the date hereof between (A) any member of the Company Group and any of the officers, directors or affiliates of any member of the Company Group or (B) any member of the Company Group and any of Goldman, Sachs & Co., Hicks, Muse, Tate & Furst Incorporated or any of their respective affiliates, (ii) any obligations of any member of the Company Group to make payments to any affiliate of any member of the Company Group that are outstanding as of the date hereof, and
(iii) any loans by any member of the Company Group to any of the officers, directors or affiliates of any member of the Company Group that are outstanding as of the date hereof, other than (x) the employment agreements entered into, or to be entered into, with certain officers of the Company as contemplated by this Agreement or as approved by the Buyer in connection with the transactions contemplated by this Agreement and (y) the stay put bonuses or signing bonuses permitted pursuant to Section 6.2 hereof. None of the transactions listed on Schedule 4.19 hereto violates the terms of any Material Agreement, except as would not have a Material Adverse Effect.

   4.20 Certain Matters With Respect to Representations and Warranties. The representations and warranties of the Sellers, MCPI, MCPLP and the Company set forth in this Agreement, taken as a whole, are true and correct in all respects (without giving effect to the Material Adverse Effect or other materiality qualifiers set forth therein) on the date hereof (except to the extent such representations or warranties speak as of an earlier date) except as would not have a Material Adverse Effect or a material adverse effect on the transactions contemplated hereby.
5. Representations and Warranties of the Buyer.
   The Buyer hereby represents and warrants as follows and acknowledges that Sellers and the Company are relying on such representations and warranties in connection with the sale of the Purchased Interests to the Buyer:
   5.1 Organization. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.
   5.2 Authority Relative to This Agreement. The Buyer has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Buyer and the consummation by the Buyer of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Buyer are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Buyer and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms.

   5.3  No Conflict; Required Filings and Consents.
        (a) Except as set forth on Schedule 5.3 hereto, the execution and delivery of this Agreement by the Company does not, and the performance by the Buyer of its obligations under this Agreement will not, (i) conflict with or violate the certificate of incorporation, or by-laws of the Buyer, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Buyer or by which any property or asset of the Buyer is bound or affected or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Buyer is a party or by which the Buyer or any property or asset of the Buyer is bound except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay consummation of the Closing, or otherwise prevent the Buyer from performing its obligations under this Agreement.
        (b) The execution and delivery of this Agreement by the Buyer does not, and the performance of this Agreement by the Buyer will not, require Buyer to obtain or make any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of (A) federal or state securities or "blue sky" laws, (B) the Communications Act, and
   (C) state and local governmental authorities, including state and local Franchise authorities (ii) as required under the HSR Act and (iii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Closing or otherwise prevent the Buyer from performing its obligations under this Agreement.
   5.4 Financial Capability. The Buyer has the financial ability to purchase the Purchased Interests in accordance with the terms of this Agreement. The Buyer has available and will have available as of the Closing Date funds sufficient to pay the Purchase Price in accordance with Section 2.3.
   5.5 Litigation. There is no claim, action, proceeding or investigation pending or, to the knowledge of the Buyer, threatened against the Buyer or any of its affiliates or any property or asset of the Buyer or any affiliate, before any court, arbitrator, or administrative, governmental or regulatory authority or body, domestic or foreign, which would have an adverse effect on the Buyer's ability to complete the transactions contemplated by this Agreement.
   5.6  No Violation to FCC Cross Ownership Rules.  On the
Closing Date, Buyer will not be in violation of any FCC restrictions regarding the ownership of competing media and related businesses that materially adversely affect the ability of the Buyer to own the business or any material part thereof.
   5.7 Investment Intent; Sophisticated Buyer. Buyer (a) is an informed sophisticated entity with sufficient knowledge and experience in investing so as to be able to evaluate the risks and merits of its investment in securities of MCPI and its Subsidiaries to be acquired pursuant hereto, (b) is financially able to bear the risks of investing in MCPI and its Subsidiaries, (c) has had an opportunity to discuss the business, management and financial affairs of MCPI and its Subsidiaries with the management of MCPI and its Subsidiaries, (d) is acquiring such securities for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, (e) understands that (i) such securities have not been registered under the Securities Act, (ii) such securities must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (f) has no present need for liquidity in connection with its purchase of such securities, (g) understands that the purchase of such securities involves a high degree of risk, and (h) acknowledges that the purchase of such securities is consistent with its general investment objectives.
6. Covenants.
   6.1 Access. The Company Group shall cause to be made available to the Buyer and its authorized representatives during the Interim Period reasonable access (upon reasonable notice by the Buyer and without undue interference to the conduct of business operations) to the books and records, properties, plants and offices of the members of the Company Group during normal business hours in order that the Buyer may have full opportunity to make such investigations as it desires of the properties and affairs of the members of the Company Group. Prior to Closing, any information provided to the Buyer or its representatives pursuant to this Agreement shall be held by the Buyer and its representatives in confidence in accordance with and subject to the terms of the Buyer Confidentiality Agreement.
   6.2 Interim Period Operations. From the date hereof until the Closing, the Company shall use its commercially reasonable efforts to operate pursuant to the terms of the budget previously provided by the Company to the Buyer. From the date hereof until the Closing, except as otherwise contemplated by this Agreement or with the Buyer's prior consent, not to be unreasonably withheld, each member of the Company Group shall carry on its business in the ordinary course consistent with past practice and use commercially reasonable efforts to preserve intact its business organizations and material relationships with third parties. Without limiting the generality of the foregoing, each member of the Company Group shall not:
        (a) make any material capital expenditures, as determined in accordance with GAAP, except for capital expenditures referred to in Schedule 6.2(a) hereto;
        (b) other than pursuant to the Divestiture Transactions, agree or commit to dispose of any material assets out of the ordinary course of business where the proceeds of disposition or the net book value of the relevant assets exceed
   $2,000,000;
        (c) merge or consolidate with any person, acquire any stock or other ownership interest in any person or, except as pursuant to the Acquisition Transactions, the assets of any business as an entirety, in each case if any such single transaction involves consideration in excess of $5,000,000 or if all such transactions in the aggregate involve in excess of $15,000,000;
        (d) except as required by law, adopt, amend, modify, spin-off, transfer or assume any of the assets or liabilities of, terminate or partially terminate any Plan;
        (e) make any change in the compensation payable or to become payable to any officer, director, employee, agent, affiliate or consultant, enter into or amend any employment, severance, termination or other agreement or make, other than in the ordinary course of business consistent with past practice (and in compliance with the Credit Facility assuming, for this purpose, that the covenants therein apply to the entire Company Group), any loans to any of its officers, directors, employees, agents, affiliates or consultants or make any material change in its existing borrowing or lending arrangements for or on behalf of any of such persons, or otherwise enter into any transactions with or make any payment to or for any affiliate of the Company, in each case whether contingent on consummation of the transactions contemplated hereby or otherwise, except for increases in the compensation payable to non-executive salaried employees in the ordinary course of business and consistent with past practice and which would not cause the aggregate cash compensation payable to all employees on an annualized basis to exceed by more than 5% the cash compensation payable by the Company or its Subsidiaries to all of their employees on an annualized basis as of April 1, 1998 (provided that this Section 6.2(e) shall not apply with respect to signing bonuses, stay put bonuses or similar items in the aggregate amount of up to $8,000,000);
        (f) except for the distribution of the Promissory Notes by MCPI to its stockholders, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the equity of any member of the Company Group (other than any such dividend or distribution paid to any member of the Company Group), or redeem or otherwise acquire any of its respective securities;
        (g) issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or partnership interests of MCPI or any of its Subsidiaries or amend any of the terms of any securities of MCPI or any of its Subsidiaries outstanding on the date hereof other than (i) pursuant to the MCPI Recapitalization or (ii) the issuance of Employee Units pursuant to the Fifth Amended and Restated Agreement of Limited Partnership of the Company (the "Company Partnership Agreement"); provided, however, that recipients of such Employee Units must, upon receipt of such units, execute a counterpart signature page to this Agreement and, as a result, such units shall be included as Purchased Interests under this Agreement and such recipients shall become Sellers of such Purchased Interests pursuant to the terms of this Agreement;
        (h) except as previously disclosed to the Buyer, change the rates or marketing practices applicable to any System without notifying the Buyer; or
        (i) take, or agree in writing or otherwise to take, any of the foregoing actions or any actions.
   6.3 No Amendment to Organizational Documents. From the date hereof until the Closing, except pursuant to the MCPI Recapitalization and the MCC Reorganization with the Buyer's prior consent not to be unreasonably withheld, neither MCPI, MCPLP nor the Company shall, nor shall they permit any Subsidiary of the Company to amend, in any material respect, the agreement of limited partnership, certificate of limited partnership, certificate of incorporation, by-laws or other organizational documents of such entity.
   6.4  Renewals; HSR.
        (a)  Franchise Renewals.  The Company and its
   Subsidiaries shall continue to seek Franchise renewals in the ordinary course of business consistent with past practice.
        (b) HSR; Antitrust Matters. Each of the parties to this Agreement, to the extent required, shall file (or shall cause its ultimate parent entity to file, if applicable) within 15 days following the date of this Agreement, the appropriate notifications required under the HSR Act in connection with the transactions contemplated by this Agreement. Each party shall promptly inform the other of any material communication from the FCC, the Federal Trade Commission, the Department of Justice or any other government or Governmental Authority regarding any matter related to any antitrust or trade regulatory laws of any government or Governmental Authority ("Antitrust Laws") as they bear upon the purchase and sale of the Purchased Interests under this Agreement. If either party receives a request for additional information or documentary material from any such government or authority with respect to the transactions contemplated hereby, such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other parties, an appropriate response in compliance with such request. The Buyer will, to the extent permitted, notify the Company of, and permit them to participate in, any discussion between the Buyer and such government or authority regarding antitrust matters in connection with the transactions contemplated hereby.
   6.5 Commercially Reasonable Efforts. The Buyer and the members of the Company Group shall each use commercially reasonable efforts to cause all conditions in Section 7 to be satisfied and the Closing contemplated hereby to occur.
   6.6 Notification. Each member of the Company Group and the Buyer shall:
        (a) in the event of, or promptly after obtaining knowledge of the occurrence or reasonably expected occurrence of, any fact or circumstance that would cause or constitute a breach of any of its representations and warranties set forth herein, give notice thereof to the other party and shall use its best efforts to prevent or promptly to remedy such breach; and
        (b) promptly notify the other party of any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement.
   6.7  Use of Marcus Name. Buyer agrees that Jeffrey A. Marcus
(or any entity affiliated with Mr. Marcus) may use his name or any derivation thereof in connection with any business, whether or not Mr. Marcus is directly involved in such business, so long as such business does not involve the operation or ownership of cable television systems or multi-channel video service or two way return interactive high speed data service; provided, that Mr. Marcus shall not have any right to use the name "Marcus Cable" or any variant thereof in connection with any such business (provided that no name shall be deemed to be a variant of "Marcus Cable" or "Marcus Media" unless such name includes the word "cable" or "Media" or any variants thereof).
   6.8 Tax Matters. To the extent requested by the Buyer, the Company, its Subsidiaries and MCPLP each shall make an election pursuant to section 754 of the Code and under the comparable provisions of state law on any Tax Return due on or after the Closing Date. The Company, its Subsidiaries, MCPI and MCPLP shall not take a position on any Tax Return with respect to such entity's federal tax status (i.e., partnership, S corporation or C corporation) different than that which such entity reported on its 1996 federal Tax Returns.
   6.9 Exculpation and Indemnification. The Company's obligations provided for in Section 6.4 of the Company Partnership Agreement, with respect to the indemnification of any director, officer, employee or agent of MCPLP or any affiliate of MCPLP, who, in such capacity, will engage or has engaged in activities on behalf of the Company (the "Indemnification Provisions") shall continue in effect, and shall not be amended or eliminated, for a period of at least five years following the Closing Date. During such five year period, the Buyer (or any of its successors or assigns) shall not permit any other person to acquire effective control of the Company unless such person undertakes that it will not permit the Indemnification Provisions to be amended or eliminated during such period. The Company (or any of its successors or assigns) will not transfer all or the majority of its assets to any person in a single transaction or series of related transactions (including but not limited to any transfer in connection with the liquidation or termination of the Company or any merger or consolidation involving the Company), unless such transferee agrees to assume and be responsible for the obligations of the Company under the Indemnification Provisions during the five year period commencing on the Closing Date.
   6.10 Assistance Regarding Credit Facility. The Company will use commercially reasonable efforts to assist the Buyer in obtaining any consents of lenders under the Credit Facility that are necessary to permit the Buyer to keep the Credit Facility in place following the Closing.
   6.11 Admission as Substituted Limited Partner. Each party will take such action as is required on its part pursuant to the Company Partnership Agreement in order that, upon the Closing, the Buyer will be admitted as a Substituted Limited Partner (as defined in the Company Partnership Agreement) under the provisions of the Company Partnership Agreement. Each party will take such action as is required on its part pursuant to MCPLP's agreement of limited partnership in order that, upon the Closing, the Buyer will be admitted as a limited partner under such agreement of limited partnership.
   6.12 MCC Reorganization.
        (a) Prior to the Closing Date, the Company and MCPLP will cause each of the following limited partnerships to be converted into a Delaware limited liability company, pursuant to Section 18-214 of the Delaware Limited Liability Company
   Act:
             (i)  Marcus Cable Operating Company, L.P., a
                  Delaware limited partnership;
             (ii) Marcus Cable Partners, L.P., a Delaware
                  limited partnership;
             (iii) Marcus Cable Associates, L.P., a Delaware limited partnership;
             (iv) Marcus Cable of Alabama, L.P., a Delaware
                  limited partnership.
Each such conversion shall result in the name of such entity remaining the same, except that "L.P." shall be changed to "L.L.C." The operating agreement for each such limited liability company shall be subject to the prior consent of Buyer, which consent shall not be unreasonably withheld. Upon the conversion of Marcus Cable of Alabama, L.P. to a Delaware limited liability company, Marcus Cable of Alabama, Inc. shall be the sole manager of Marcus Cable of Alabama, L.P. and shall remain so at all times prior to the Closing unless and until it is merged with and into Marcus Cable Operating Company, L.L.C. in accordance with Section 6.12(b).
        (b)  Prior to the Closing Date and after the
   effectiveness of the Delaware limited liability company conversions described in clause (a) of this Section 6.12, MCPLP will transfer all of its interests in Marcus Cable Operating Company, L.L.C., and Marcus Cable Partners, L.L.C., to the Company as a contribution to capital. Then, the Company shall transfer its interests in Marcus Cable Partners,

   L.L.C. and Marcus Cable Associates, L.L.C. to Marcus Cable Operating Company, L.L.C., as a contribution to capital. In addition, the interest in Marcus Fiberlink, L.L.C., a Delaware limited liability company, held by Marcus Cable Partners, L.L.C., shall be transferred to Marcus Cable Operating
   Company, L.L.C. At the option of Buyer exercised by notice to the Company at least four business days prior to the Closing, the Company shall cause Marcus Cable Operating Company, L.L.C. to cause Marcus Cable of Alabama, Inc., a Delaware corporation, to merge into Marcus Cable Operating Company, L.L.C. prior to the Closing Date and after the effectiveness of the Delaware limited liability conversions described in clause (a) of this Section 6.12. The transactions described in this Section 6.12 shall result in each of the entities identified in Section 6.12(a) and Fiberlink, L.L.C. being wholly-owned Subsidiaries of Marcus Cable Operating Company, L.L.C. and are referred to as the "MCC Reorganization."
   6.13 MCPI Recapitalization. Prior to the Closing, MCPI and its stockholders shall take all action to effect the MCPI Recapitalization pursuant to which immediately following such Recapitalization and immediately prior to the Closing, the outstanding capital stock of MCPI shall consist solely of (i) MCPI Non-Voting Shares and (ii) MCPI Voting Shares.
7. Conditions to Closing.
   7.1 Conditions to the Buyer's Obligations. The obligation of the Buyer to effect the Closing is subject to the satisfaction of the following conditions for the exclusive benefit of the Buyer.
        (a) Representations and Warranties of the Sellers, MCPI, MCPLP and the Company. The representations and warranties of the Sellers, MCPI, MCPLP, and the Company set forth in this Agreement, taken as a whole, shall be true and correct in all respects (without giving effect to the materiality or Material Adverse Effect qualifiers set forth therein) on the Closing
   Date with the same force and effect as if such representations and warranties had been made on and as of such date (except to the extent such representations and warranties speak as of an earlier date) except as would not in the aggregate have a Material Adverse Effect or a material adverse effect on the transactions contemplated hereby.
        (b) Covenants of the Company. The Company shall have complied with and performed in all material respects all covenants and agreements contained in this Agreement to be complied with or performed by the Company on or prior to the Closing Date;
        (c)  HSR.  All waiting periods prescribed under the HSR
   Act shall have expired or been terminated.
        (d)  [Intentionally omitted.]
        (e) No Injunction. No preliminary or permanent injunction or other order or decree by any court which prevents or restrains the consummation of any of the transactions contemplated hereby shall have been issued and remain in effect (each party agreeing to use its commercially reasonable efforts to have any such injunction, order or decree lifted), and no action, suit, proceeding or investigation by any Governmental Authority or other person shall have been instituted to restrain, prohibit or invalidate any of the transactions contemplated by this Agreement, provided that, in the case of any such action, suit, proceeding or investigation by any person other than a Governmental Authority, such action, suit, proceeding or investigation shall have a reasonable likelihood of success.

        (f) Marcus Put/Call Agreement. The Marcus Put/Call Agreement shall be in full force and effect as of the Closing Date.
        (g) MCC Reorganization. The MCC Reorganization shall have been effected and all FCC approvals required therefor shall have been obtained prior thereto.
        (h) Execution of Agreement by Holders of Employee Units. Subject to the provisions of Section 11 hereof, each person who holds any Employee Units shall have executed and delivered a counterpart signature page to this Agreement.
        (i) MCPI Recapitalization. MCPI and its stockholders shall have effected the MCPI Recapitalization.
        (j) Legal Opinion. The Buyer shall have received an opinion of counsel to the Company as to the matters set forth on Exhibit B hereto.
   Any of the conditions set out in this Section 7.1 may be waived in whole or in part by the Buyer, any such waiver to be binding on the Buyer only if the same is in writing.
   7.2 Conditions to the Company's and the Sellers' Obligations. The obligations of the Company and the Sellers to effect the Closing are subject to the satisfaction of the following conditions for the exclusive benefit of the Company and the Sellers:
        (a) Representations and Warranties of the Buyer. Each of the representations and warranties of the Buyer set forth in this Agreement shall be true and correct in all material respects on the Closing Date with the same force and effect as if such representations and warranties had been made on and as of such date (except to the extent such representations and warranties speak as of an earlier date) except as would not in the aggregate have a material adverse effect on the transactions contemplated hereby.
        (b) Covenants of the Buyer. The Buyer shall have complied with and performed in all material respects all covenants and agreements contained in this Agreement to be complied with or performed by the Buyer on or prior to the Closing Date.
        (c) HSR. All waiting periods prescribed by the HSR Act shall have expired or been terminated.
        (d) No Injunction. No preliminary or permanent injunction or other order or decree by any court which prevents the consummation of any of the transactions contemplated hereby shall have been issued and remain in effect (each party agreeing to use its commercially reasonable efforts to have any such injunction, order or decree lifted), and no action, suit, proceeding or investigation by any administrative agency or other Governmental Authority or other person shall have been instituted to restrain, prohibit or invalidate any of the transactions contemplated by this Agreement provided that, in the case of any such action, suit, proceeding or investigation by any person other than a Governmental Authority, such action suit, proceeding or investigation shall have a reasonable likelihood of success.
        (e) Opinion of Counsel. The Company shall have received an opinion of counsel to the Buyer as to the matters set forth on Exhibit C hereto.
8. Closing Arrangements.
   8.1 Time and Place of Closing. The closing of the purchase and sale of the Purchased Interests under this Agreement shall take place on a date to be specified by the parties, which shall be no later than 5 days following satisfaction or waiver of all the conditions set forth in Section 7 hereof (other than conditions that can only be satisfied at the Closing). The Closing shall take place at the offices of Baker & Botts, L.L.P., 2001 Ross Avenue, Dallas, Texas 75201, or at such other place as may be mutually agreed upon by the Buyer and the Company.
   8.2 Closing Deliveries. On the Closing Date, subject to the satisfaction of all conditions set out in Sections 7.1 and 7.2 which have not been waived by the party or parties entitled to the benefit thereof:
        (a)  the Buyer shall make the payments described in
   Section 2.3;
        (b) Sellers shall deliver to the Buyer the certificates representing the Purchased Interests, duly endorsed for transfer;
        (c) Certificate of the Company. The Company shall deliver to the Buyer a certificate dated the Closing Date, in form reasonably satisfactory to the Buyer and signed on behalf of the Company by a senior officer of MCPI to the effect that the conditions specified in Sections 7.1(a) and 7.1(b) have been satisfied;
        (d) Certificate. The Buyer shall deliver a certificate dated the Closing Date, in form reasonably satisfactory to the Company and signed on behalf of the Buyer by a senior officer of the Buyer, to the effect that the conditions specified in Sections 7.2(a) and 7.2(b) have been satisfied; and
        (e) Release. Each Seller who holds Company L.P. Units (other than Employee Units) and Jeffrey A. Marcus shall deliver to the Buyer a release dated the Closing Date, in form reasonably satisfactory to the Buyer and duly executed by such Seller, of all claims, liabilities and obligations of any nature of such Seller against any member of the Company Group or any officer or director of any member of the Company Group to the extent arising out of such Seller's ownership of equity securities of the Company or status as a partner of the Company. In addition (i) Goldman, Sachs & Co. and Hicks,
   Muse, Tate & Furst Incorporated shall confirm in writing that there are no ongoing obligations on the part of any member of the Company Group to utilize Goldman, Sachs & Co. or Hicks, Muse, Tate & Furst Incorporated for investment banking or financial advisory services, and (ii) the Company shall deliver to the Buyer a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that no material agreements remain in force and effect between any member of the Company Group and any of the Sellers (other than holders of Employee Units), other than (A) agreements referred to in this Agreement or any schedule hereto or (B) agreements for the provision of goods or services in the ordinary course on terms that are no less favorable to the member of the Company Group that is a party thereto than would be available on an arms-length basis from another third party.
   8.3 Further Assurances. Sellers agree to execute all such further documents and to do all such other acts and things (other than the payment of money) as the Buyer, acting reasonably, may request from time to time after Closing for the purpose of transferring to the Buyer all right, title and interest of Sellers, direct or indirect, in and to the Purchased Interests.
9. Non-Survival of Representations and Warranties; Limitation of
Liability.
   None of the representations and warranties of the parties hereto contained in this Agreement or in any instrument delivered pursuant hereto shall survive the Closing; provided, however, that the representations and warranties of the Sellers set forth in
Section 3.1(a), (d), (e), (f) and (g) shall survive the Closing and remain in effect indefinitely thereafter. The liability of any Seller with respect to the breach of any representation set forth in Section 3.1(d), (e), or (f) relating to any member of the Company Group shall be limited to an amount which bears the same ratio to the entire amount of damages of the Buyer resulting from such breach as such Seller's equity interest in such member of the Company Group bears to the entire equity interest of all Sellers in such member of the Company Group.
10.     Termination.
   10.1 Termination. This Agreement may be terminated at any time prior to the Closing:
        (a) by the mutual consent of the Company (on behalf of the Sellers) and the Buyer;
        (b) by either the Company (on behalf of the Sellers), the Company (in its own behalf) or the Buyer by written notice to the others, if the Closing Date has not occurred on or prior to August 31, 1998;
        (c) by Buyer, upon a material breach of representation, warranty, covenant or agreement on the part of the Company or any Seller set forth in this Agreement (provided such breach has not been cured within 30 days following receipt by the Company of written notice of such breach); or
        (d) by the Company, upon a material breach of representation, warranty, covenant or agreement on the part of the Buyer set forth in this Agreement (provided such breach has not been cured within 30 days following receipt by the Buyer of written notice of such breach).

   10.2 Procedure and Effect of Termination.
        (a) If this Agreement is terminated by the Company (on behalf of itself or the Sellers) as a result of (i) Buyer's material uncured breach of this Agreement and, at the time of such termination, neither the Company, MCPI, MCPLP nor any Seller is in material breach of this Agreement, or (ii)
   Buyer's failure or inability to effect the Closing notwithstanding the fact that the Company, MCPI, MCPLP and the Sellers stand ready to satisfy the conditions to Buyer's obligation to effect the Closing, then, in either case, the Purchase Price Escrow Deposit Agent will pay to each Seller such Seller's allocable portion (determined in accordance with the allocation to each Seller reflected in a schedule to be provided to the Purchase Price Escrow Deposit Agent by the Company (on behalf of the Sellers)) of the Purchase Price
   Escrow Deposit and all interest or other earnings thereon.
   The payment of the Purchase Price Escrow Deposit to the Sellers shall constitute liquidated damages for the Company
   Group and Sellers in respect of any such material breach or failure to close by Buyer as described in the previous sentence, and no Seller or Company Group member shall be entitled to receive any additional damages in respect thereof.
   If this Agreement is terminated other than as a result of any event described in the immediately preceding sentence, then the Purchase Price Escrow Deposit shall be returned to Buyer, together with all interest or other earnings thereon.
        (b) In the event of termination of this Agreement pursuant to Section 10.1, this Agreement shall become void and have no force or effect (except for the last sentence of Section 6.1 and Section 12.4) and the transactions contemplated hereby shall be abandoned without further action by the parties; provided, however, that except as provided elsewhere herein, any such termination shall not relieve any party of any liability for any breach, prior to such termination, of any covenant or obligation of such party under this Agreement.
11. Restructure of Transaction. In the event that any holder of Employee Units fails to execute a counterpart signature page to this Agreement, the parties hereto agree to work together in good faith to restructure (as a merger or otherwise) the transactions contemplated by this Agreement in order, without requiring the signature of such holder, to effectuate the purposes, and to provide to the parties the relative benefits and obligations (including but not limited to tax consequences), as are comparable to those that would be provided by this Agreement in the event such transactions were not restructured. In the event the parties must restructure the transactions contemplated hereby, the parties will use their commercially reasonable efforts to consummate such transactions as promptly as practicable.
12.     General Provisions
   12.1 [Intentionally Omitted.]
   12.2 Notices.
        (a) Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be sufficiently given if delivered in person or transmitted by telecopy or similar means of recorded electronic communication to the relevant party as follows:

                    (i)     in the case of the Company:
                            Marcus Cable Company L.P.
                            2911 Turtle Creek Blvd., Suite 1300
                            Dallas, Texas 75219
                            Attention: Jeffrey A. Marcus
                            Telecopy: (214) 521-3468

                            with a copies to:
                            Marcus Cable Company L.P.
                            2911 Turtle Creek Blvd., Suite 1300
                            Dallas, Texas 75219
                            Attention: Richard A.B. Gleiner, Esq.
                            Telecopy: (214) 521-3468

                            Baker & Botts, L.L.P.
                            2001 Ross Avenue
                            Dallas, Texas 75201
                            Attention:  Michael A. Saslaw, Esq.
                            Telecopy: (214) 953-6503

                   (ii) in the case of the Seller, the addresses set forth opposite each Seller's respective name on Schedule
        12.2 hereto:
                  (iii)     in the case of the Buyer:
                            Vulcan Cable, Inc.
                            110 110th Avenue Northeast
                            Bellevue, Wisconsin 98004
                            Attention:  William D. Savoy
                            Telecopy: (425) 453-1985

                            with a copy to:

                            Irell & Manella LLP
                            1800 Avenue of the Stars, Suite 900
                            Los Angeles, California 90067-4276
                            Attention: Alvin G. Segel, Esq.
                            Telecopy: (310) 203-7199

        (b) Any such notice or other communication shall be deemed to have been given and received on the day on which it is delivered or telecopied (or, if such day is not a business day or if the notice or other communication is not telecopied during business hours, at the place of receipt, on the next following business day).
        (c) Any party may change its address for the purposes of this Section by giving notice to the other parties in accordance with the foregoing.
   12.3 Assignability and Enforceability. This Agreement shall be binding on and enforceable by the parties and their respective successors and permitted assigns. No party may assign any of its rights, benefits or obligations under this Agreement to any person without the prior written consent of the other party; provided, however, that Buyer may assign its rights, benefits or obligations under this Agreement to one or more entities controlled by or under common control with the Buyer, without the prior consent of other party hereto. No such assignment shall relieve the Buyer of its obligations under this Agreement.
   12.4 Expenses. Except as otherwise specifically provided herein, and subject to consummation of the transactions contemplated by Section 2.1 above, all costs and expenses (including, without limitation, legal, accounting, investment banking and other professional fees) incurred by the Buyer in connection with this Agreement or the transactions contemplated hereby, not to exceed $20,000,000, shall be paid by the Company. All Buyer costs and expenses in excess of $20,000,000, shall be borne by the Buyer. Except as otherwise specifically provided herein, all costs and expenses (including, without limitation, legal, accounting, investment banking and other professional fees) of the Company incurred in connection with this Agreement or the transactions contemplated hereby, not to exceed $30,000,000, shall be paid by the Company; provided however that the stay put bonuses or signing bonuses permitted pursuant to Section 6.2 hereof shall not be subject to such $30,000,000 limitation. Such amounts shall include, without limitation, the items set forth in Schedule 12.4 hereto. All Company costs and expenses in excess of $30,000,000, and all costs and expenses of the Sellers in connection with the transactions contemplated hereby, shall be borne by the Sellers, and the Company shall have no obligation with respect thereto.
   12.5 Consultation. The parties shall consult with each other before issuing any press release or making any other public announcement with respect to this Agreement or the transactions contemplated hereby and, except as required by any applicable law or regulatory or stock exchange requirement, neither of them shall issue any such press release or make any such public announcement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed.
   12.6 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Texas, without giving effect to the principles of conflicts of law thereof.
   12.7 No Third Party Beneficiaries. No person other than the parties hereto shall have any rights under this Agreement, except pursuant to Section 6.9.
   12.8 Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same instrument.
   12.9 Currency. Unless otherwise indicated, all dollar amounts in this Agreement are expressed in United States dollars.
   12.10 Sections and Headings. The division of this Agreement into Sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of this Agreement. Unless otherwise indicated, any reference in this Agreement to a Section, Schedule or Exhibit refers to the specified Section of or Schedule or Exhibit to this Agreement.

   12.11 Number and Gender. In this Agreement, words importing the singular number only shall include the plural and vice versa and words importing gender shall include all genders.
   12.12 Entire Agreement. This Agreement, including the Schedules and Exhibits and any agreements or documents referred to herein or executed contemporaneously herewith, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral, except as expressly provided in another agreement and except that the Buyer Confidentiality Agreement shall remain in full force and effect in accordance with its terms until the Closing. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as herein provided.
   12.13 Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such determination shall not impair or affect the validity, legality or enforceability of the remaining provisions hereof, and each provision is hereby declared to be separate, severable and distinct.
   12.14 Amendments and Waivers. No amendment or waiver of any provision of this Agreement shall be binding on any party (or, in the case of the Sellers, by the Company on behalf of the Sellers) unless consented to in writing by such party. No waiver of any provision of this Agreement shall be construed as a waiver of any other provision nor shall any waiver constitute a continuing waiver unless otherwise expressly provided. No provision of this Agreement shall be deemed waived by a course of conduct including the act of Closing unless such waiver is in writing signed by all parties and stating specifically that it was intended to modify this Agreement.
   12.15 Disclosure. Any information disclosed by a party in any Schedule or Exhibit shall be deemed to qualify all representations and warranties of such party set forth in this Agreement to which such information may reasonably be regarded as relevant, regardless of whether the specific representations and warranties refer specifically to such Schedule or Exhibit.
   12.16 Knowledge. For purposes of this Agreement, the Company and the Company Group shall be deemed to have knowledge of and be aware of all facts, circumstances and information of which any of Jeffrey A. Marcus, Louis A. Borrelli, Jr., Thomas P. McMillin and Richard A.B. Gleiner has knowledge or is aware.

         IN WITNESS WHEREOF the parties have executed this Agreement.
 			MARCUS CABLE COMPANY, L.P.:

			By:	Marcus Cable Properties, L.P.,
                       	its general partner
 			By:	Marcus Cable Properties, Inc.,
                      	its general partner


			By: /s/ Jeffrey A. Marcus
                          Jeffrey A. Marcus
                          President and Chief Executive Officer


			MARCUS CABLE PROPERTIES, L.P.

			By:	Marcus Cable Properties, Inc.,
                		its general partner


			By:/s/ Jeffrey A. Marcus
                         Jeffrey A. Marcus
                         President and Chief Executive Officer


			MARCUS CABLE PROPERTIES, INC.


			By: /s/ Jeffrey A. Marcus
                          Jeffrey A. Marcus
                          President and Chief Executive Officer

 			BUYER:

			VULCAN CABLE, INC.


			By:/s/ William D. Savoy
                         William D. Savoy
                         President

                                                        EXHIBIT A

             PURCHASE PRICE DEPOSIT ESCROW AGREEMENT

          This PURCHASE PRICE DEPOSIT ESCROW AGREEMENT (this "Agreement") is entered into as of the 3rd day of April, 1998, by and among Marcus Cable Company, L.P., a Delaware limited partnership ("MCC"), Vulcan Cable, Inc., a Washington corporation ("Buyer"), and Chase Bank of Texas, National Association (the "Escrow Agent").

          WHEREAS, Buyer, MCC and the partners and stockholders of MCC, its general partner and its ultimate general partner (the "Sellers") have entered into a Purchase Agreement dated as of the date hereof (the "Purchase Agreement"), providing for the ultimate sale, directly and indirectly, by the Sellers to Buyer of all of the partner interests in MCC, all as set forth in the Purchase Agreement;

          WHEREAS, Buyer and MCC have delivered to the Escrow Agent on the date hereof a true and correct copy of the Purchase
Agreement;

          WHEREAS, Buyer and MCC desire to enter into this Agreement with Escrow Agent with respect to the Purchase Price
Escrow Deposit contemplated by Section 2.3 of the Purchase
Agreement; and

          WHEREAS, capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Purchase
Agreement.

          NOW, THEREFORE, in consideration of the foregoing and of the promises contained herein, the parties, intending legally to be bound, agree as follows:


                           SECTION I
                             DEPOSIT

          1.1 Delivery. On the date hereof, the Escrow Agent hereby agrees to accept from Buyer, by wire transfer of immediately available funds, $100,000,000 (the "Escrow Deposit"), which shall be held by the Escrow Agent pursuant to the terms of this Agreement.

          1.2 Receipt. The Escrow Agent agrees to hold and disburse the Escrow Deposit, and all interest and other earnings thereon, in accordance with the terms and conditions of this Agreement and for the uses and purposes stated herein. The Escrow Agent shall, upon receipt of the Escrow Deposit, acknowledge receipt thereof to Buyer and MCC.

          1.3 Investment and Income. Upon receipt of the Escrow Deposit, the Escrow Agent shall, pending the disbursement of the Escrow Deposit pursuant to this Agreement, invest the Escrow Deposit, and all interest and other earnings thereon, in accordance with the joint instructions of Buyer and MCC in (a) direct obligations of, or obligations fully guaranteed by, the United States of America or any agency thereof, (b) 30 day certificates of deposit issued by federally insured commercial banks having a combined capital surplus and undivided profits of not less than $1.0 billion or (c) money market funds investing solely in any of the above. Absent such joint instructions from Buyer and MCC, the Escrow Agent shall invest the Escrow Deposit, and all interest and other earnings thereon, in the Chase VISTA 100% U.S. Treasury Securities Money Market Fund (VISTA Share Class). The money market funds referred to in clause (c) above may include any open-end or closed-end management investment trust or investment company registered under the Investment Company Act of 1940, as amended, for which the Escrow Agent or one of its affiliates acts as investment advisor, custodian, transfer agent, registrar, sponsor, distributor, manager or otherwise, and any fees paid to the Escrow Agent or its affiliate by such fund shall be in addition to the fees and expenses owed to the Escrow Agent under this Agreement. The Escrow Agent shall not be held liable or responsible for the quality or diversity of the assets constituting the Escrow Deposit or for any loss or depreciation in the value of such assets or any loss resulting from any investment made by the Escrow Agent in accordance with the terms of this Agreement.


                           SECTION II
                   PROCEDURES FOR DISBURSEMENT
                      OF THE ESCROW DEPOSIT

          2.1 Release of the Escrow Deposit. Subject to the provisions of Section 3 of this Agreement, the Escrow Agent shall hold the Escrow Deposit, and all interest and other earnings thereon, until it delivers the same as provided in this Section 2.1 as follows:

               (a) If the Closing occurs, the Escrow Deposit shall be delivered to the Buyer at the Closing; or

               (b) If the Purchase Agreement is terminated by MCC (on behalf of itself or the Sellers) as a result of
     (i) Buyer's material breach of the Purchase Agreement or
     (ii) Buyer's failure or inability to effect the Closing notwithstanding the fact that MCC and the Sellers stand ready to satisfy the conditions to Buyer's obligation to effect the Closing, then the Escrow Deposit shall be delivered to the Sellers (in accordance with the allocation to each Seller and wiring instructions reflected in a schedule to be provided, at least two business days prior to the date of delivery of the Escrow Deposit by the Escrow Agent pursuant to this paragraph, to the Escrow Agent by MCC (on behalf of the Seller the "Seller Allocation Schedule"); or

               (c) If the Purchase Agreement is terminated other than as a result of an event described in Section 2.1(b), then the Escrow Deposit shall be delivered to Buyer; and

               (d) All interest and other earnings on the Escrow Deposit shall be released, upon release of the Escrow Deposit in accordance with this Section 2.1, (i) in the case of the release to Buyer of the Escrow Deposit, to Buyer, or (ii) in the case of the release to Sellers of the Escrow Deposit, to Sellers in accordance with the allocation to each Seller and wiring instructions reflected in the Seller Allocation Schedule.

The Escrow Agent, upon the receipt of joint written instructions from Buyer and MCC, will release the Escrow Deposit, together with all interest and other earnings thereon, to Buyer or Sellers (in the case of such release to the Sellers, in accordance with the allocation reflected in the Seller Allocation Schedule), as specified in such joint written instructions. In addition, the Escrow Agent, at the end of 20 calender days after receipt of a written demand from MCC or from Buyer (i) stating that one of the conditions contained in Section 2.1(b) or 2.1(c) of this Agreement
(and specifying such condition) has occurred and (ii) enclosing evidence satisfactory to the Escrow Agent that notice of making such written demand was given to the other party, shall deliver the Escrow Deposit (and all interest and earnings thereon) as directed and demanded, unless prior to the expiration of such 20 calender day period, the Escrow Agent shall receive notice from the other party to withhold the delivery of the Escrow Deposit (and all interest and earnings thereon). If the Escrow Agent does receive notice to withhold the delivery of the Escrow Deposit (and all interest and earnings thereon) within such time period, the provisions of Section 2 of this Agreement shall no longer have any force and effect, and the Escrow Agent shall thereafter hold the Escrow Deposit (and all interest and earnings thereon) until it has received joint instructions from MCC and Buyer or a final non-appealable order of a court of competent jurisdiction directing delivery of the Escrow Deposit (and all interest and earnings thereon). The Escrow Agent shall have no duty to determine or inquire into the happening or occurrence of any event or contingency or the performance or failure of performance of either the MCC or the Buyer with respect to the Purchase Agreement or the matters addressed in Section 2 hereof, the Escrow Agent's sole duty hereunder being to hold the Escrow Deposit (and all interest and earnings thereon) and to deliver the same in accordance with instructions given to it as provided in this Section 2.

          2.2 Interpleader. Notwithstanding anything to the contrary in this Escrow Agreement:

               (a) The Escrow Agent may deposit the Escrow Deposit and interest and other earnings thereon with the clerk of any court of competent jurisdiction upon commencement of an action in the nature of interpleader or in the course of any court proceedings, including any action commenced by the Escrow Agent.

               (b) If at any time the Escrow Agent receives a final non-appealable order of a court of competent jurisdiction, or written instructions signed by Buyer and MCC, directing delivery of the Escrow Deposit and all interest and other earnings thereon, the Escrow Agent shall comply with the order or instructions. Upon any delivery or deposit of the Escrow Deposit and any interest and other earnings thereon as provided in Section 2.1 hereof or this Section 2.2, the Escrow Agent shall thereupon be released and discharged from any and all further obligations arising in connection with this Escrow Agreement.


                           SECTION III
                           ESCROW AGENT

          3.1 Appointment. Buyer and MCC hereby appoint the Escrow Agent to serve hereunder and the Escrow Agent hereby accepts such appointment and agrees to perform all duties which are expressly set forth in this Agreement.

          3.2 Compensation. Each of MCC and Buyer hereby jointly and severally agrees to pay the Escrow Agent for its services hereunder the fees determined in accordance with, and payable as specified in, the Schedule of Fees set forth in Exhibit A attached hereto. In addition, each of MCC and Buyer hereby jointly and severally agrees to pay to the Escrow Agent any expenses incurred by the Escrow Agent in connection with this Agreement, including, but not limited to, legal fees and expenses, if the Escrow Agent deems it necessary to retain counsel. Such expenses shall be paid to the Escrow Agent within ten days following receipt by either MCC or Buyer of a written statement setting forth such expenses. As between MCC and Buyer, the fees and expenses addressed herein shall be apportioned equally.

          3.3 Indemnification. MCC AND BUYER, JOINTLY AND SEVERALLY, RELEASE, ACQUIT AND DISCHARGE THE ESCROW AGENT AND AGREE TO INDEMNIFY THE ESCROW AGENT AND ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND ATTORNEYS (COLLECTIVELY, THE "INDEMNIFIED PARTIES") AGAINST AND DEFEND AND HOLD THE INDEMNIFIED PARTIES HARMLESS FROM ANY AND ALL LOSSES, COSTS, DAMAGES, EXPENSES, CLAIMS, AND ATTORNEY'S FEES SUFFERED OR INCURRED BY THE INDEMNIFIED PARTIES AS A RESULT OF, IN CONNECTION WITH OR ARISING FROM OR OUT OF THE ACTS OR OMISSIONS OF ANY INDEMNIFIED PARTY IN PERFORMANCE OF OR PURSUANT TO THIS AGREEMENT, EXCEPT SUCH ACTS OR OMISSIONS AS MAY RESULT FROM SUCH INDEMNIFIED PARTY'S WILLFUL MISCONDUCT OR GROSS NEGLIGENCE. SUCH INDEMNIFICATION SPECIFICALLY INCLUDES WITHOUT LIMITATION, ALL LOSSES, DAMAGES, LIABILITIES AND EXPENSES, AND

COSTS OF INVESTIGATION INCURRED (A) IN CONNECTION WITH ANY LITIGATION (WHETHER AT THE TRIAL OR APPELLATE LEVELS) ARISING FROM THIS AGREEMENT OR INVOLVING THE SUBJECT MATTER HEREOF AND (B) ARISING OUT OF THE ORDINARY NEGLIGENCE OF SUCH INDEMNIFIED PARTY. As between MCC and Buyer, the obligations under this Section 3.3 shall be apportioned equally, provided, however, that, as between MCC and Buyer, any expense incurred by the Escrow Agent as a result of participating in any proceeding brought by Buyer against MCC, or by MCC against Buyer, shall be paid by the party against whom judgment is rendered in such proceeding. In no event shall the Escrow Agent's liability include any special, consequential, punitive or indirect loss or damage which any party may incur or suffer in connection with this Agreement. In no event shall the Escrow Agent be responsible for any party's attorneys' fees. All protections and indemnities benefitting the Escrow Agent (and any other Indemnified Party) are cumulative of any other rights it (or they) may have by law or otherwise, and shall survive the termination of this Agreement or the resignation or removal of the Escrow Agent. Nothing in this paragraph shall constitute a waiver of any claim which Buyer, on the one hand, or MCC, on the other hand, may have against the other for contributions arising from their joint obligation to hold the Escrow Agent harmless hereunder.

          3.4 Resignation. The Escrow Agent may resign at any time upon giving the parties hereto 30 days' prior written notice; in such event, the successor Escrow Agent shall be such person, firm or corporation as shall be mutually selected by Buyer and MCC. It is understood and agreed that such resignation shall not be effective until a successor agrees to act hereunder; provided, however, that if no successor is appointed and acting hereunder within 30 days after such notice is given, the Escrow Agent may pay and deliver the Escrow Deposit and all interest and other earnings thereon to a court of competent jurisdiction. Upon making such deposit (with notice thereof to Buyer and MCC), the Escrow Agent shall have no further duties hereunder.


                            SECTION IV
                   LIABILITIES OF ESCROW AGENT

          4.1 Limitations. The Escrow Agent shall be liable only to accept, hold and deliver the Escrow Deposit and any interest and other earnings thereon in accordance with the provisions of this Agreement and any amendments hereto; provided, however, that the Escrow Agent shall not incur any liability with respect to (a) any action taken or omitted in good faith upon the advice of its counsel given with respect to any questions relating to the duties and responsibilities of the Escrow Agent under this Agreement, or
(b) any action taken or omitted in reliance upon any instrument which the Escrow Agent shall in good faith believe to be genuine (including the execution of such instrument, the identity or authority of any person executing such instrument, its validity and effectiveness, and the truth and accuracy of any information contained therein), to have been signed by a proper person or persons and to conform to the provisions of this Agreement.

          4.2 Collateral Agreements. The Escrow Agent shall not be bound in any way by any contract or agreement between other parties hereto, whether or not it has knowledge of any such contract or agreement or of its terms or conditions. Notwith-standing anything contained in this Agreement to the contrary, as between Buyer and MCC in the event of any conflict between the terms of this Agreement and the terms of the Purchase Agreement, the terms of the Purchase Agreement shall control and any language to the contrary in this Agreement shall not be deemed an amendment of the terms of the Purchase Agreement.

          4.3 Miscellaneous.

               (a) Whenever under the terms hereof the time for performance of any provision shall fall on a date which is not a regular business day of the Escrow Agent, the performance thereof on the next succeeding regular business day of the Escrow Agent shall be deemed to be in full compliance.

               (b) The Escrow Agent shall never be required to post a bond in connection with the providing of its services hereunder.

               (c)  No monies shall be disbursed by the Escrow
     Agent until it has collected funds. The Escrow Agent shall not be obligated to take any legal action to enforce payment of any item deposited with it in escrow.

               (d) The Escrow Agent may enter into business dealings with any party to this Agreement, and such business dealings shall not constitute a conflict of interest with the responsibilities of the Escrow Agent hereunder.

               (e) As security for all fees and expenses of the Escrow Agent hereunder and any and all losses, claims, damages, liabilities and expenses incurred in connection with the acceptance of appointment hereunder or with the performance of its obligations under this Agreement and to secure the obligation of MCC and Buyer to indemnify the Escrow Agent and the other Indemnified Parties as set forth herein, the Escrow Agent is granted a security interest in, lien upon and right of offset against the Escrow Deposit, which security interest, lien and right of offset shall be prior to all other security interests, liens or claims against the Escrow Deposit or any part thereof.

               (f) The Escrow Agent shall not be responsible or liable for determination or payment of any taxes assessed against the Escrow Deposit or the income therefrom nor for the preparation or filing of any tax returns other than withholder required by statute or treaty. Each of MCC and Buyer agree to provide the Escrow Agent with an IRS Form W-9 and any other information necessary to perform any such required withholding and the Escrow Agent shall be entitled to rely on such information.


                           SECTION V
                           TERMINATION

          5.1 Termination. This Agreement shall be terminated (a) upon disbursement or release of the Escrow Deposit and all interest and other earnings thereon by the Escrow Agent as provided in
Section 2.1 hereof, (b) by written mutual consent signed by all the parties hereto, or (c) upon delivery of the Escrow Amount and all interest and other earnings thereon into a court of competent jurisdiction in accordance with this Agreement. This Agreement shall not be otherwise terminated. The indemnification of the Escrow Agent provided for in Section 3.3 hereof shall survive the termination of this Agreement and the resignation of the Escrow Agent.


                           SECTION VI
                         OTHER PROVISIONS

          6.1 Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received only when delivered or telecopied, or five days after mailed, registered or certified mail, postage prepaid addressed as follows (or to such other person or address as the party to receive such notice may have designated from time to time by notice in writing pursuant hereto):

               (a)  If to MCC:

                    Marcus Cable Company, L.P.
                    2911 Turtle Creek Blvd., Suite 1300
                    Dallas, Texas 75219
                    Facsimile:  (214) 526-2154
                    Attention:  President

               With copies, given in the manner prescribed above, to:

                    Marcus Cable Company, L.P.
                    2911 Turtle Creek Blvd., Suite 1300
                    Dallas, Texas 75219
                    Facsimile:  (214) 526-2154
                    Attention:  General Counsel

                    Baker & Botts, L.L.P.
                    2001 Ross Avenue
                    Dallas, Texas 75201
                    Facsimile:  (214) 953-6503
                    Attention:  Michael A. Saslaw

               (b)  If to Buyer:

                    Vulcan Cable, Inc.
                    110 110th Avenue Northeast
                    Bellevue, Wisconsin 98004
                    Facsimile: (425) 453-1985
                    Attention:  William D. Savoy

               With a copy, given in the manner prescribed above, to:

                    Irell & Manella LLP
                    1800 Avenue of the Stars, Suite 900
                    Los Angeles, California 90067-4276
                    Facsimile: (310) 203-7199
                    Attention: Alvin G. Segel

               (c)  If to Escrow Agent:

                    Chase Bank of Texas, National Association
                    2200 Ross Avenue
                    5th Floor
                    Dallas, Texas 75201
                    Facsimile:  (214) 965-3577
                    Attention:  Mr. Michael Scrivner

          Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this paragraph for the giving of notice.

          6.2 Binding Nature of Agreement; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No party may assign or transfer its rights or obligations under this Agreement without the prior written consent of the other party hereto.

          6.3 Severability. If any provision of this Agreement is held illegal, invalid or unenforceable, such illegal, invalid or unenforceable provision shall not affect any other provision hereof. Such provision and the remainder of this Agreement shall, in such circumstances, be deemed modified to the extent necessary to render enforceable the remaining provisions hereof.

          6.4 Expenses. Except as otherwise expressly provided herein, each of Buyer and MCC shall pay its own expenses incident to this Agreement and the transactions contemplated hereunder, including all legal and accounting fees and disbursements, and costs of obtaining all necessary respective consents.

          6.5 Section Headings. The section headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

          6.6 Controlling Law.

               (a) This Agreement and all questions relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the internal laws (without giving effect to principles of conflict of laws) of the State of Texas, and without the aid of any canon, custom or rule of law requiring construction against the draftsman.

               (b) Each of MCC, Buyer and Escrow Agent agrees that any action or proceeding relating to this Agreement may be brought in any Federal or state court sitting in the County of Dallas, State of Texas in the United States of America and each of them (i) consents to jurisdiction of each of those courts in any such action or proceeding, (ii) agrees not to seek to have the venue of any such action or proceeding changed because of inconvenience of the forum or otherwise (except that nothing in this clause will prevent a party from removing an action from a state court sitting in the State of Texas to a Federal court sitting in that state) and (iii) agrees that process in any such action or proceeding may be served by registered mail or in nay other manner permitted by the rules of the court in which the action or proceeding is brought.

          6.7 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall together constitute one and the same instrument.

          6.8 Miscellaneous. This Agreement shall not be amended except by written instrument executed by MCC, Buyer and Escrow Agent. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter addressed herein, and there are no understandings or agreements, conditions or qualifications relative to this Agreement which are not fully covered in this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized partners or officers as of the date first above written.

                         MARCUS CABLE COMPANY, L.P.

                         By:  Marcus Cable Properties, L.P.,
                              its general partner
                         By:  Marcus Cable Properties, Inc.,
                              its general partner


                              By:
                              Name:
                              Title:


                         BUYER:

                         VULCAN CABLE, INC.


                         By:
                              William D. Savoy
                              President


                         ESCROW AGENT:

                         CHASE BANK OF TEXAS, NATIONAL
                         ASSOCIATION


                         By:
                         Name:
                         Title:

                            EXHIBIT A

                         SCHEDULE OF FEES

                            [TO COME]

                            EXHIBIT B

                 OPINION OF BAKER & BOTTS, L.L.P.

    (Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Purchase Agreement)


Subject to normal qualifiers and exceptions:

1. Each of MCPLP, MCC and Marcus Cable Operating Company, L.P. ("MCOC") (collectively the "Entities"), was, at the date of the execution and delivery of the Purchase Agreement, and at the date hereof is a partnership except as respects MCOC at the Closing Date, a limited liability company duly organized and validly existing under the laws of the State of Delaware, has the entity power and authority to own and operate its property and assets and to carry on its business as currently conducted and is duly qualified as a foreign partnership, except as respects MCOC at the Closing Date, a limited liability company, in each jurisdiction in which its failure to so qualify might reasonably be expected to have a Material Adverse Effect.

2. MCPI is a corporation duly organized and validly existing under the laws of the State of Delaware, has the corporate power and authority to own and operate its property and assets and to carry on its business as currently conducted and is duly qualified as a foreign corporation in each jurisdiction in which its failure to so qualify might reasonably be expected to have a Material Adverse Effect. MCPI has made a valid S-corporation election and has continued to qualify as an S-corporation through the date hereof.

3. Each Entity has all requisite entity power to enter into the Purchase Agreement, to carry out and perform all of its obligations under the Purchase Agreement and to consummate the transactions contemplated thereby.

4. MCPI has all requisite corporate power to enter into the Purchase Agreement, to carry out and perform all of its obligations under the Purchase Agreement and to consummate the transactions contemplated thereby.

5. All necessary entity action on the part of each Entity to authorize the execution, delivery and performance of the Purchase Agreement on behalf of such Entity and the consummation of the transactions contemplated thereby on behalf of such Entity has been taken.

6. All necessary corporate action on the part of MCPI to authorize the execution delivery and performance of the Purchase
Agreement on behalf of MCPI and the consummation of the transactions contemplated thereby on behalf of MCPI has been taken.

7. The execution and performance by MCPI and the Entities of the Purchase Agreement and the performance of their respective obligations thereunder will not conflict with, violate or constitute a breach by any of them of, or constitute a breach or default under, (a) in the case of an Entity, the partnership agreement or limited liability company operating agreement, as applicable, of such Entity, (b) in the case of MCPI, the certificate of incorporation or by-laws of MCPI, (c) any material statute, rule or regulation of the State of Texas or the general corporate, partnership or limited liability company law of the State of Delaware (excluding Franchise and FCC License matters, as to which we express no opinion), or (d) to our knowledge, any Material Agreement of the Company Group (excluding Franchises, as to which we express no opinion).

                            EXHIBIT C

                  OPINION OF IRELL & MANELLA LLP

    (Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Purchase Agreement)


Subject to normal qualifiers and exceptions:

1. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington.

2. The Buyer has all requisite corporate power to enter into the Purchase Agreement, to carry out and perform all of its obligations under the Purchase Agreement and to consummate the transactions contemplated thereby.

3. All necessary corporate action on the part of the Buyer to authorize the execution, delivery and performance of the Purchase Agreement on behalf of the Buyer and the consummation of the transactions contemplated thereby on behalf of the Buyer has been taken.

4. The execution and performance by the Buyer of the Purchase Agreement and the performance of its obligations thereunder will not conflict with, violate or constitute a breach by it of, or constitute a breach or default under (a) the certificate of incorporation or bylaws of the Buyer, (b) any material statute, rule or regulation of the State of California (excluding Franchise and FCC License matters, as to which we express no opinion) or (d) to our knowledge, any material agreement of the Buyer.

                                C-1